UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _ )
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Amerigroup Corporation

(Name of Registrant as Specified in Its Charter)

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March 27, 2009

Dear Stockholder:

You are cordially invited to attend AMERIGROUP Corporation’s 2009 Annual Meeting of Stockholders, which will be held on Thursday, May 7, 2009 at 10:00 a.m., Eastern Time, in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464. For your convenience, we are also pleased to offer a live webcast of our Annual Meeting on the Investor Relations section of our website at www.amerigroupcorp.com. Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our 2008 Annual Report with this proxy statement. We encourage you to read our Annual Report. It includes our 2008 audited consolidated financial statements and provides information about our business.

You may have noticed changes in the way we are providing proxy materials to our stockholders in connection with our 2009 Annual Meeting. This is because we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s new “notice and access” rules. If you want more information, please see the Questions and Answers section of this proxy statement.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice of Internet Availability of Proxy Materials that you received in the mail.

Thank you for your interest in our Company.

Sincerely,

AMERIGROUP Corporation

James G. Carlson
Chairman of the Board of Directors

4425 Corporation Lane
Virginia Beach, VA 23462

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 7, 2009

The 2009 Annual Meeting of Stockholders of AMERIGROUP Corporation will be held in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464, on Thursday, May 7, 2009 at 10:00 a.m., Eastern Time. Doors to the meeting will open at 9:30 a.m. The Annual Meeting will be held for the following purposes:

1. To elect three Directors to the Board of Directors, each for a three-year term ending in 2012;

2. To ratify the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009;

3. To approve the AMERIGROUP Corporation 2009 Equity Incentive Plan; and

4. To transact such other business that may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

This notice has been provided to holders of record of AMERIGROUP Corporation’s common stock, par value $0.01 per share, as of the close of business on March 9, 2009. All holders of record as of the close of business on March 9, 2009 will be entitled to attend and vote at the meeting.

We also make available free of charge on or through our website at www.amerigroupcorp.com our Annual Report on Form 10-K for the year ending December 31, 2008. Information on our website is not incorporated into this proxy statement or our other securities law filings and is not a part of these filings. Any stockholder who desires additional copies may obtain one without charge by sending a request to the Company, c/o Investor Relations, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

By Order of the Board of Directors,

Stanley F. Baldwin
Executive Vice President,
General Counsel and Secretary

Virginia Beach, Virginia
March 27, 2009

i

4425 Corporation Lane
Virginia Beach, VA 23462

PROXY STATEMENT

This proxy statement is furnished to you in connection with the solicitation by the Board of Directors of AMERIGROUP Corporation of proxies for voting at the 2009 Annual Meeting of Stockholders to be held in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464, on Thursday, May 7, 2009 at 10:00 a.m., Eastern Time, or any adjournment(s) or postponement(s) thereof (the “Annual Meeting”). This proxy statement, which contains information about the items that you will vote on at the Annual Meeting, is first being mailed or distributed to holders of AMERIGROUP Corporation common stock on or about March 27, 2009. A copy of our Annual Report for the year ended December 31, 2008 is being delivered to you with this proxy statement. References in this proxy statement to “the Company,” “we,” “us” and “our” refer to AMERIGROUP Corporation and its wholly-owned subsidiaries, unless the context requires otherwise.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
OUR 2009 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. On or about March 27, 2009 we mailed to our stockholders a one-page “Notice of Internet Availability of Proxy Materials” (the “Notice”) that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet. You will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice. In addition, by following the instructions included in this Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Your election to receive proxy materials in printed form by mail or by email will remain in effect until you terminate it.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to view our proxy materials on the Internet. You can view the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

Our proxy materials are also available on the Investor Relations page of our website at www.amerigroupcorp.com.

Q:	What is included in the proxy materials?

A:	These materials include:

• Our proxy statement for the Annual Meeting; and

• Our 2008 Annual Report, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Stockholders of record as of the close of business on March 9, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 53,066,047 shares of common stock, $0.01 par value per share, were outstanding and entitled to vote. We have no other class of stock outstanding.

Q:	What is the quorum requirement for the Annual Meeting?

A:	A majority of the outstanding shares on the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained (discussed below), or broker non-votes (discussed below), if you:

• Are present and vote in person at the meeting; or

• Have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

Q:	What if a quorum is not present at the Meeting?

A:	If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the meeting. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

Q:	What proposals will be voted on at the Annual Meeting?

A:	Stockholders will vote on three proposals at the Annual Meeting:

1. The election of three Directors to serve on our Board of Directors (Proposal 1);

2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal 2); and

3. The approval of the AMERIGROUP Corporation 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) (Proposal 3).

We will also consider any other business that properly comes before the Annual Meeting.

Q:	How does the Board of Directors recommend that I vote on these proposals?

A:	The Board of Directors recommends that you vote your shares:

1. “FOR” each of the Board’s nominees for Director (Proposal 1);

2. “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal 2); and

3. “FOR” the approval of the 2009 Equity Incentive Plan (Proposal 3).

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. Most of our stockholders hold their shares in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

ESPP Shares. If you have shares held through the Company’s Employee Stock Purchase Plan (“ESPP”), then you are the beneficial owner of those shares held in street name and the Notice was forwarded to you by Wachovia Securities. Accordingly, Wachovia Securities is the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct Wachovia Securities on how to vote the shares held in your account.

Q:	If I am a stockholder of record, how do I vote?

A:	If you are a stockholder of record, you may vote in person at the Annual Meeting. We will offer you a ballot when you arrive.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet or by phone by following the instructions provided in the Notice, or if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone by following the instructions provided in the Notice.

Q:	If I am a beneficial owner of shares held in street name (including shares held through the ESPP), how do I vote?

A:	If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares. If you hold shares through the ESPP, that organization is Wachovia Securities.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet by following the instructions provided in the Notice, or if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone by following the instructions provided in the Notice.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	What happens if I do not give specific voting instructions in my proxy?

A:	Stockholders of Record. If you are a stockholder of record and you:

• Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

• If you sign and return a proxy card without giving specific voting instructions,

then the proxyholders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name (including ESPP shares). If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable rules of the New York Stock Exchange, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When votes are tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Q:	Which Proposals are considered “routine” or “non-routine”?

A:	Proposal 1 (election of Directors) and Proposal 2 (ratification of KPMG LLP) are “routine.” Proposal 3 (approval of the 2009 Equity Incentive Plan) is “non-routine.”

Q:	What effect do abstentions and broker non-votes have on the proposals?

A:	In all matters other than the election of Directors, abstentions have the same effect as votes “AGAINST” a matter. Under applicable New York Stock Exchange rules, a broker is entitled to vote shares held for a beneficial owner on the routine matters (Proposals 1 and 2). On the other hand, a broker may not vote shares held for a beneficial owner on the non-routine matter (Proposal 3), absent instructions from the beneficial owners of such shares. Thus, if you do not give your broker specific instructions, your shares may not be voted on the non-routine matter (Proposal 3). Such broker non-votes, if any, will have no effect on the outcome of the votes on Proposals 1, 2 or 3.

Q:	How are votes counted?

A:	Election of Directors. In the election of Directors, votes may be cast in favor of or withheld with respect to any or all nominees. We will not count abstentions or withheld votes as either for or against a Director, so abstentions and withheld votes have no effect on the election of Directors. There are no cumulative voting rights.

Ratification of KPMG LLP and Approval of the 2009 Equity Incentive Plan. You may vote “FOR” or “AGAINST” each of these items, or “ABSTAIN” from voting on these items. We will treat an abstention on either of these items as a vote against that item. There are no cumulative voting rights.

Q:	What vote is required to approve each of the proposals?

A:	Election of Directors (Proposal 1). Under our Amended and Restated By-Laws, nominees for Director will be elected to the Board by a plurality of the votes cast, and the three nominees who receive the greatest number of votes cast for the election of Directors at the Annual Meeting will be elected.

Ratification of KPMG LLP (Proposal 2). Under our Amended and Restated By-Laws, the ratification of KPMG LLP will be approved if a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote “FOR” this item.

Approval of the 2009 Equity Incentive Plan (Proposal 3). Under our Amended and Restated By-Laws and applicable New York Stock Exchange rules, the 2009 Equity Incentive Plan will be approved if a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote “FOR” this item, provided that the total vote cast represents more than 50% in voting power of all shares entitled to vote on this item.

Q:	What do I need for admission to the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the Record Date or you hold a valid proxy for the Annual Meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name or through the ESPP, you should provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned shares of Company stock as of the Record Date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the Record Date, as well as your photo identification for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to the Company (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy; (2) delivering to the Company an executed proxy bearing a later date (which shall include a proxy given by telephone or over the Internet); or (3) attending the Annual Meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If you grant a proxy, the persons named as proxyholders, James W. Truess, the Company’s Executive Vice President and Chief Financial Officer, and Stanley F. Baldwin, Esq., the Company’s Executive Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	Who will count the votes?

A:	Margaret M. Roomsburg, the Company’s Chief Accounting Officer, and Dennis R. Kinzig, the Company’s General Auditor, will tabulate the votes and act as the inspectors of election.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We expect to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2009.

Q:	Is my vote confidential?

A:	Yes, it is our policy that documents identifying your vote are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the Annual Meeting except:

• To meet legal requirements;

• To assert claims for or defend claims against the Company;

• To allow authorized individuals to count and certify the results of the stockholder vote;

• If a proxy solicitation in opposition to the Board of Directors takes place; or

• To respond to stockholders who have written comments on proxy cards or who have requested disclosure.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The Company will solicit proxies and will bear the costs of our solicitation. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, through the Internet, by e-mail or by facsimile through our officers, Directors and employees, none of whom will receive additional compensation for assisting with the solicitation. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $5,500 plus out of pocket expenses. The Company may generate other expenses in connection with the solicitation of proxies for the Annual Meeting.

Q:	Where can I get a paper copy of these materials?

A:	The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and Annual Report, now or in the future, should notify the Company by calling (757) 490-6900 or by submitting a request to the attention of the Corporate Secretary, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and Annual Reports and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Q:	May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as Directors?

A:	You may submit proposals, including Director nominations, for consideration at future annual meetings of stockholders as follows:

Stockholder Proposals. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2010 Annual Meeting of Stockholders, the written proposal must be received by our Secretary, c/o AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462 no later than November 27, 2009. The proposal will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If you intend to present a proposal at our 2010 Annual Meeting of Stockholders but you do not intend to have it included in our 2010 proxy statement, your proposal must be delivered to the Company’s Secretary no earlier than February 6, 2010 and no later than March 8, 2010. If the date of our 2010 Annual Meeting of Stockholders is called for a date that is more than 30 calendar days before or after the one-year anniversary of the date of our 2009 Annual Meeting, your proposal must be delivered by the close of business on the tenth day following the day we publicly announce the date of the 2010 Annual Meeting of Stockholders. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Secretary by March 8, 2010. If such proposals are not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by us for next year’s annual meeting may confer discretionary authority to us to vote on such proposals.

Nominations of Director Candidates. Stockholders may propose Director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company within the last three years and a written indication by the recommended candidate of his or her willingness to serve. Any such recommendation should be directed to the Secretary of the Company at the address of our principal executive offices. In addition, our Amended and Restated By-Laws permit stockholders to nominate Directors for election at an annual meeting of stockholders. If a stockholder wishes to nominate an individual for election to our Board at the 2010 Annual Meeting of Stockholders, such stockholder must deliver a written notice to the Secretary of the Company by no earlier than February 6, 2010 and no later than March 8, 2010. If the date of our 2010 Annual Meeting of Stockholders is called for a date that is more than 30 calendar days before or after the one-year anniversary of the 2009 Annual Meeting of Stockholders, the notice must be delivered by the close of business on the tenth day following the day we publicly announce the date of the 2010 Annual Meeting of Stockholders. As set forth in our Amended and Restated By-Laws, the notice must state: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (iv) the written consent of the person to being named as a nominee and to serve as a director if elected and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

By-Law Provisions. The relevant provisions of our Amended and Restated By-Laws regarding the requirements for making stockholder proposals and nominating Director candidates are available on our website at www.amerigroupcorp.com. You may also contact the Secretary of the Company at our principal executive offices to request a copy of the Amended and Restated By-Laws.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website at www.amerigroupcorp.com that includes key information about its corporate governance practices, including the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics, charters for each of the standing committees of the Board of Directors and the charter for the position of Lead Independent Director. A printed copy of the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics, and the charters of each standing committee and the position of Lead Independent Director are available to any stockholder without charge upon written request to our Corporate Secretary at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the New York Stock Exchange (the “NYSE”) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including the following:

•	The Board of Directors has adopted corporate governance principles;

•	A majority of the members of the Board of Directors are independent of the Company and its management within the meaning of the NYSE director independence standards;

•	The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee has a charter which clearly establishes its purpose and responsibilities;

•	All members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are independent within the meaning of the NYSE director independence standards;

•	The independent members of the Board of Directors meet regularly without management participation in executive session chaired by our Lead Independent Director;

•	The Company has a clear Code of Business Conduct and Ethics that applies to its members of the Board of Directors as well as the Company’s officers and employees. The Code of Business Conduct and Ethics is administered by the Company’s Chief Compliance Officer and is posted on our intranet site and corporate website;

•	The Company’s Chief Compliance Officer has a direct reporting relationship to the Nominating and Corporate Governance Committee;

•	The Company has an anonymous hotline administered by a third party available to all employees by telephone or e-mail, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters;

•	The Company has adopted an additional separate code of ethics that applies to its executive officers and finance executives;

•	The Company’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls and the General Auditor has a direct reporting relationship to the Audit Committee; and

•	The Company has a procedure by which stockholders can communicate directly with members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 27, 2009, by (i) each named executive officer listed in the Summary Compensation Table on page 31 of this proxy statement, (ii) each of our Directors, (iii) all Directors and executive officers as a group, and (iv) stockholders holding 5% or more of our outstanding common stock based on information previously provided to the Company by such beneficial owners.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, including shares of common stock issuable upon the exercise of vested stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 53,142,314 shares outstanding as of February 27, 2009.

	Number of
Name	Shares	Percent

James G. Carlson(1)(2)	828,183	1.5%
Thomas E. Capps(3)(4)	79,348	*
Jeffrey B. Child(1)(5)	102,558	*
Emerson U. Fullwood(1)(6)	2,994	*
Kay Coles James(1)(7)	47,440	*
William J. McBride(1)(8)	152,560	*
Uwe E. Reinhardt, Ph.D(9)(10)	144,558	*
Richard D. Shirk(1)(11)	137,558	*
FMR LLC(12)	5,305,866	10.0%
T. Rowe Price Associates, Inc.(13)	4,481,080	8.4%
AXA Financial Inc.(14)	3,920,811	7.4%
Barclays Global Investors, NA(15)	3,661,867	6.9%
Baron Capital Group, Inc.(16)	3,628,700	6.8%
Renaissance Technologies, LLC(17)	3,516,900	6.6%
James W. Truess(1)(18)	229,969	*
Richard C. Zoretic(1)(19)	286,786	*
Stanley F. Baldwin(1)(20)	93,570	*
Linda K. Whitley-Taylor(1)(21)	9,375	*
All executive officers and Directors as a group (17 persons)	2,539,000	4.6%

*	Represents beneficial ownership of less than one percent.

(1)	The address for this person is c/o AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

(2)	Includes options to purchase 796,331 shares of our common stock and 24,206 shares of restricted stock.

(3)	Mr. Capps’ address is c/o Dominion Resources, Inc., 100 Tredegar Street, Richmond, VA 23219.

(4)	Includes options to purchase 64,856 shares of our common stock and 3,301 shares of restricted stock.

(5)	Includes options to purchase 92,856 shares of our common stock and 3,301 shares of restricted stock.

(6)	Reflects 2,994 shares of restricted stock.

(7)	Includes options to purchase 38,858 shares of our common stock and 3,301 shares of restricted stock.

(8)	Includes options to purchase 117,858 shares of our common stock and 3,301 shares of restricted stock.

(9)	Dr. Reinhardt’s address is 351 Wallace Hall, Princeton University, Princeton, NJ 08554.

(10)	Includes options to purchase 134,856 shares of our common stock and 3,301 shares of restricted stock.

(11)	Includes options to purchase 118,856 shares of our common stock and 3,301 shares of restricted stock.

(12)	Represents shares of our common stock owned by FMR LLC (“FMR”) as of December 31, 2008, as derived solely from information reported in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 17, 2009. The principal business address for FMR is 82 Devonshire Street, Boston, MA 02109.

(13)	Represents shares of our common stock owned by T. Rowe Price Associates, Inc. (“T. Rowe”) as of December 31, 2008, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 12, 2009. The principal business address for T. Rowe is 100 E. Pratt Street, Baltimore MD 21202.

(14)	Represents shares of our common stock owned by AXA Financial Inc. (“AXA”) as of December 31, 2008, as derived solely from information reported in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 13, 2009. The principal business address for AXA is 26 rue Drouot, 75009 Paris, France.

(15)	Represents shares of our common stock owned by Barclays Global Investors, N.A. (“Barclays”) as of December 31, 2008, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 5, 2009. The principal address for Barclays is 400 Howard Street, San Francisco, CA 94105.

(16)	Represents shares of our common stock owned by Baron Capital Group, Inc. (“Baron”) as of December 31, 2008, as derived solely from information reported in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 12, 2009. The principal business address for Baron is 767 Fifth Avenue, New York, NY 10153.

(17)	Represents shares of our common stock owned by Renaissance Technologies, LLC (“Renaissance”) as of December 31, 2008, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 13, 2009. The principal business address for Renaissance is 800 Third Avenue, New York, NY 10022.

(18)	Includes options to purchase 179,432 shares of our common stock and 42,361 shares of restricted stock.

(19)	Includes options to purchase 247,168 shares of our common stock and 35,618 shares of restricted stock.

(20)	Includes options to purchase 73,363 shares of our common stock and 4,543 shares of restricted stock.

(21)	Represents options to purchase 9,375 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors and persons who beneficially own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, Directors and stockholders holding ten percent or more of our outstanding common stock are required by SEC regulation to furnish to us copies of all Section 16(a) forms they file. Based solely on a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no other filings were required for those persons, other than as set forth below, we believe that all the Section 16(a) filing requirements applicable to our executive officers, Directors and greater than ten percent stockholders were complied with for the year ended December 31, 2008. James W. Truess, our Executive Vice President and Chief Financial Officer, filed a Form 4 on November 18, 2008 seven days late regarding the tendering of shares of common stock to the Company to satisfy a tax obligation upon vesting of restricted stock.

PROPOSAL #1:

ELECTION OF DIRECTORS

The Company’s Board of Directors currently has eight members all of whom, except Mr. Carlson, our Chairman of the Board, President and Chief Executive Officer, are independent within the meaning of the NYSE director independence standards.

The Company’s Amended and Restated Certificate of Incorporation provides for a Board of Directors divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year at the Annual Meeting. Each class of Directors is elected for a term of three years, except in the case of elections to fill vacancies or newly appointed Directorships.

Three Directors will be elected at the Annual Meeting to serve until the Annual Meeting of Stockholders in 2012 or until the election and qualification of their successors, or their earlier death, resignation or removal. Unless otherwise indicated on any proxy, the shares that are represented by such proxy will be voted “FOR” each of the nominees whose biographical information appears in the section below. Each of the nominees is now serving as a Director of the Company. Each nominee has consented to serve if elected. However, if at the time of the meeting any nominee is unable or unwilling to serve, the proxies will be voted for such other person as the Board of Directors may designate.

Vote Required

Directors will be elected by a plurality of the votes cast. In tabulating the vote, abstentions, withheld votes and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote “FOR” the election to the Board of Directors of each of the three nominees identified below.

Nominees For Director
(Terms to expire in 2012)

Thomas E. Capps	Mr. Capps, age 73, has been one of our Directors since 2005. In 2007, Mr. Capps retired as Chairman of the Board of Directors of Dominion Resources, Inc., a position he had held since 2005. Prior to that, Mr. Capps served as the Chairman and Chief Executive Officer of Dominion Resources, Inc. Mr. Capps received his undergraduate and law degrees from the University of North Carolina at Chapel Hill. Mr. Capps joined Dominion Resources, Inc. in 1984 after practicing law in North Carolina and Florida and holding positions in the law departments of two other electric utility companies. Mr. Capps also serves on the Board of Directors of Associated Electric and Gas Insurance Service and The Shaw Group, Inc. He also serves on the Board of Visitors of the College of William and Mary.

Emerson U. Fullwood	Mr. Fullwood, age 60, has been one of our Directors since February 11, 2009. Mr. Fullwood retired from Xerox Corporation in June 2008 after serving as Corporate Vice President, Executive Chief of Staff and Marketing Officer for Xerox North America since 2004. Prior to that, Mr. Fullwood held several executive and general management leadership positions with Xerox, including Corporate Vice President. Mr. Fullwood currently serves as a Director of the Vanguard Group and the Vanguard Funds and SPX Corporation. He also serves on the Board of Directors of the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School.

William J. McBride	Mr. McBride, age 64, has been one of our Directors since 1995. Mr. McBride has been retired since 1995. Prior to that, Mr. McBride was President, Chief Operating Officer and a Director of Value Health, Inc. and President and Chief Executive Officer of CIGNA Healthplans, Inc. Mr. McBride also serves on the Board of Directors of Magellan Health Services, Inc., a specialty healthcare management organization, and a number of privately held companies.

Directors Continuing in Office (Terms to expire in 2010)

Kay Coles James	Ms. James, age 59, has been one of our Directors since 2005. She is the President of The Gloucester Institute. From June 2001 to January 2005, Ms. James served as Director, U.S. Office of Personnel Management, where she was principal human resources advisor to President George W. Bush. She has also served as Secretary of Health and Human Services for the Commonwealth of Virginia; Senior Fellow at The Heritage Foundation; and Assistant Secretary of the U.S. Department of Health and Human Services. She currently serves on the Board of The Heritage Foundation, and the National Board of The Salvation Army. Ms. James previously served on our Board of Directors from October 28, 1999 until July 26, 2001. Ms. James is a graduate of Hampton University and the author of three books. Ms. James also serves on the Board of Directors of The PNC Financial Services Group, Inc. On May 10, 2007, Ms. James was re-elected as a Director of the Company for a three-year term that expires in 2010.

Uwe E. Reinhardt, Ph.D.	Dr. Reinhardt, age 71, has been one of our Directors since 2002. He is the James Madison Professor of Political Economy and Public Affairs of Princeton University, a Trustee of Duke University and of its Duke University Health System, a Trustee of the H&Q Healthcare Investors and H&Q Life Sciences Investors, and a member of the Editorial Board of the Journal of the American Medical Association, Health Affairs and several other journals. Dr. Reinhardt serves on the Board of Boston Scientific Corporation. He is a Commissioner on the Henry J. Kaiser Family Foundation’s Commission on Medicaid and the Uninsured. Until 2002, he had served for five years on the Center for Health Care Strategies, a non-profit think tank focused on improving managed-care techniques for the Medicaid and State Children’s Health Insurance Program populations. On May 10, 2007, Dr. Reinhardt was re-elected as a Director of the Company for a three-year term that expires in 2010.

Directors Continuing in Office (Terms to expire in 2011)

James G. Carlson	Mr. Carlson, age 56, has been one of our Directors since 2007. Mr. Carlson has been our President and Chief Executive Officer since September 1, 2007, and Chairman of the Board since May 8, 2008. Prior to that, he served as our President and Chief Operating Officer from 2005. Previously, he served as an Executive Vice President of UnitedHealth Group and President of its UnitedHealthcare business unit, which served more than 10 million members in HMO and PPO plans nationwide. Mr. Carlson also serves on the Board of Directors of the National Kidney Foundation, Morningside College and the Health Sector Advisory Council of Duke University’s Fuqua School of Business, in addition to numerous community charitable organizations. On May 8, 2008, Mr. Carlson was re-elected as a Director of the Company for a three-year term that expires in 2011.

Jeffrey B. Child	Mr. Child, age 49, has been one of our Directors since 2003. Since July 2005, Mr. Child has served as the Chief Financial Officer of a family office of an unaffiliated third party. From February 1999 through June 2003, Mr. Child served as a Managing Director, U.S. equity capital markets at Banc of America Securities LLC, where he was responsible for its public equity underwriting business in the United States. Prior to that, he served as Managing Director of the Banc of America Securities’ healthcare group. Mr. Child also serves on the Board of Directors of ev3 Inc. and is a Trustee of the Menlo Park City School District Board of Education. On May 8, 2008, Mr. Child was re-elected as a Director of the Company for a three-year term that expires in 2011.

Richard D. Shirk	Mr. Shirk, age 63, has been one of our Directors since 2002. Mr. Shirk has been retired since 2002. Prior to that, Mr. Shirk served as Chairman and Chief Executive Officer of Cerulean Companies and as President and Chief Executive Officer of its wholly-owned subsidiary, Blue Cross and Blue Shield of Georgia. He has also held senior executive positions with CIGNA HealthCare, EQUICOR — Equitable HCA Corporation and The Equitable. Mr. Shirk also serves on the Board of Directors of the SSgA funds and a number of privately held companies. He is also on the Board of Trustees of Gettysburg College. On May 8, 2008, Mr. Shirk was re-elected as a Director of the Company for a three-year term that expires in 2011.

Information About our Board of Directors and its Committees

The Board of Directors met 11 times in 2008. There were six regular Board meetings and five special Board meetings. No incumbent Director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board of Directors on which the Director served during the period in which the Director served in 2008. Directors are encouraged to attend the Annual Meeting of Stockholders and an in-person meeting of the Board of Directors is scheduled in conjunction with the Annual Meeting of Stockholders.

None of the current Directors, except Mr. Carlson, our Chairman, President and Chief Executive Officer, has any other material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a Director or stockholder of the Company. On this basis, the Board of Directors has determined that each of the current Directors, except for Mr. Carlson, is independent within the meaning of the NYSE’s director independence standards. Jeffrey L. McWaters, who served as a Director until May 8, 2008, was also determined not to be independent because of his previous service as the Company’s Chief Executive Officer.

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member or all members of the Board of Directors, the Lead Independent Director, the non-management Directors as a group or the members of any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, the Lead Independent Director, any individual Directors or any group of Directors or Board committee or chair of such committee, correspondence should be addressed to the Board of Directors or any such individual Director or group of Directors or Board committee or chair of such committee by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462. All communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of Directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope or e-mail is addressed. Members of the Board of Directors may be contacted electronically by sending an e-mail to corpbod@amerigroupcorp.com. The e-mail should indicate whether it is directed to the Board of Directors as a whole, the Lead Independent Director, the non-management Directors as a group or to a specific Director or committee chair.

The non-management Directors meet periodically in executive sessions without the participation of management. Executive sessions are currently scheduled to be held either on the day prior to or the day of each of the four regularly scheduled in-person meetings of the Board of Directors. Richard D. Shirk currently serves as our Lead Independent Director and he presides at all executive sessions. The Lead Independent Director also performs other duties as set forth in the charter of the Lead Independent Director, a copy of which can be found on our website at www.amerigroupcorp.com.

The Board of Directors is responsible for selecting the nominees for election to the Board of Directors. It is the responsibility of the Nominating and Corporate Governance Committee to develop selection criteria for Board of Directors membership and to review and consider prospective Board of Directors candidates.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. The process to recommend a Director candidate and the information required to be submitted by a stockholder in connection with such recommendation is set forth in the Question and Answer section of this proxy on page 7 under the question “May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as Directors?”

Committees of the Board

The Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. Each committee is governed by a charter, a current copy of which is available on our website at www.amerigroupcorp.com. A copy of each charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

The Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Uwe E. Reinhardt, Ph.D., Jeffrey B. Child and Kay Coles James, with Dr. Reinhardt serving as the Chairperson, each of whom, the Board has determined in its business judgment, is an independent Director within the meaning of the NYSE director independence standards. The Nominating and Corporate Governance Committee met seven times during 2008.

The functions of the Nominating and Corporate Governance Committee include the following:

•	identifying and recommending to the Board of Directors individuals qualified to serve as Directors of the Company;

•	recommending to the Board of Directors the Directors to serve on committees of the Board of Directors;

•	advising the Board of Directors with respect to matters of Board of Directors composition, procedures and committees;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally;

•	developing and recommending to the Board of Directors a Code of Business Conduct and Ethics and overseeing such matters generally;

•	overseeing the Company’s compliance program; and

•	overseeing the annual evaluation of the Board of Directors.

The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as a Director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Corporate Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating and Corporate Governance Committee also seeks to have the Board of Directors represent a diversity of backgrounds, experience and skills.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current Directors and executive officers to notify the Committee if they are aware of persons, meeting the criteria described above, who might be available to serve on the Board of Directors. The Nominating and Corporate Governance Committee also, from time to time, may engage firms that specialize in identifying Director candidates. As described above under “Information About our Board of Directors and its Committees,” the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee collects and reviews available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairperson or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

The Audit Committee

The members of the Audit Committee are William J. McBride, Richard D. Shirk and Jeffrey B. Child, with Mr. McBride serving as the Chairperson, each of whom, the Board of Directors has determined, is an independent Director within the meaning of the NYSE director independence standards. The Board of Directors believes, in its business judgment, that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE listing standards. Based on his business experience previously described on page 12 of this proxy statement, as well as his prior experience as a certified public accountant and a chief financial officer of a publicly-traded company, the Board of Directors has determined that Mr. McBride is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Securities Act of 1933. The Audit Committee met 12 times in 2008.

Management is responsible for the preparation of the Company’s consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. KPMG LLP, as independent registered public accounting firm for the Company, is responsible for performing an independent audit of our consolidated financial statements and of the Company’s internal control over financial reporting and issuing reports thereon, in accordance with standards established by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee is responsible for reviewing the financial information which will be provided to stockholders and others, the systems of internal controls, which management and the Board of Directors have established, the performance and selection of an independent registered public accounting firm, and the Company’s audit and financial reporting processes.

The Audit Committee approves the scope of audits and other services to be performed by the Company’s independent registered public accounting firm and internal auditors; considers whether the performance of any professional service by the independent registered public accounting firm, other than services provided in connection with the audit function, could impair the independence of the outside independent registered public accounting firm; reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls; reviews the Company’s financial performance quarterly prior to the release of earnings; reviews management’s discussion and analysis in the interim unaudited consolidated financial statements each quarter before the Company files its quarterly report on Form 10-Q with the SEC, and reviews management’s discussion and analysis in the annual audited consolidated financial statements before the Company files its Annual Report on Form 10-K with the SEC.

It is the Company’s policy that all fees paid to the independent registered public accounting firm that performs the independent audit of the Company’s financial statements be pre-approved by the Audit Committee. All requests for fee pre-approval must first be presented to the Company’s General Auditor along with information about the nature of the proposed engagement including the amount of the fee and its timing. If the General Auditor deems the engagement appropriate, he will arrange to have the engagement presented to the Audit Committee for pre-approval. All engagements must be pre-approved by the Audit Committee prior to entering into an agreement for or commencing services.

The Audit Committee Report

The Audit Committee has reviewed Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2008.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed under the PCAOB standards, SEC rules and by Statement on Auditing Standards (SAS) No. 61 Communication with Audit Committees.

The Audit Committee received and reviewed the written disclosures from KPMG LLP as applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence. The Audit Committee considered whether the provision of non-audit services was compatible with KPMG LLP’s independence in performing audit services.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 24, 2009.

Members of the Audit Committee:

William J. McBride (Chairperson)
Jeffrey B. Child
Richard D. Shirk

The Compensation Committee

The members of our Compensation Committee are Richard D. Shirk, William J. McBride and Thomas E. Capps, with Mr. Shirk serving as the Chairperson, each of whom, the Board of Directors has determined, is an independent Director within the meaning of the NYSE director independence standards. The Compensation Committee met eight times in 2008.

The Compensation Committee, among other things, sets the overall compensation philosophy of the Company, considers management proposals relating to compensation, reviews and makes recommendations to the Board of Directors with respect to compensation and benefit issues, and administers the terms of performance-based compensation programs with respect to the executive officers of the Company, including our NEOs (described below).

Compensation Committee Interlocks and Insider Participation

During 2008, our Compensation Committee consisted of Messrs. Shirk (Chairperson), McBride and Capps, none of whom was at any time during fiscal 2008 or at any other time, an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

The Compensation Committee Report

Management of the Company has prepared the following Compensation Discussion and Analysis (the “CD&A”), and the Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on February 24, 2009.

Members of the Compensation Committee:

Richard D. Shirk (Chairperson)
William J. McBride
Thomas E. Capps

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A reviews the compensation policies and decisions of our Compensation Committee (the “Committee”) with respect to the Company’s executive officers listed in the Summary Compensation Table on page 31 of this proxy statement (the “named executive officers” or “NEOs”).

Executive Compensation Program Objectives

The objectives of our executive compensation program are to provide incentives for executives to enhance Company performance, create stockholder value and to attract and retain executive talent. Our executive compensation program is based upon the following core principles:

•	Pay-for-Performance: We emphasize pay-for-performance and believe that actual compensation should be closely aligned with Company and individual performance. We measure Company performance against financial and non-financial performance goals, as well as against the performance of our Industry Peer Group (described below) and the S&P Healthcare Index. We measure an individual’s performance against major job objectives (“MJOs”) applicable to that individual’s position and responsibilities. We believe that tying executive compensation to performance is the best way to encourage the achievement of financial performance goals in a responsible manner, while taking into consideration other non-financial performance goals such as quality standards, operational excellence, market leadership, member and provider satisfaction and the execution of strategic plans.

•	Compensation Aligned with Stockholder Interests: We believe that compensation should be directly linked to, and provide incentives for, the creation of stockholder value and delivery of stockholder return. Accordingly, certain components of our NEO’s compensation are directly linked to the Company’s achievement of earnings per share (“EPS”) targets, total stockholder return and revenue and EPS growth.

•	Market Competitive Compensation: We operate in a highly competitive industry where there is a great demand for talented executives. We need to maintain market-competitive compensation programs in order to attract these executives. As a result, we structure our compensation programs to be competitive with other organizations in our industry and with organizations with whom we compete for executive talent.

Total Compensation Components

We seek to achieve the foregoing core principles through the following compensation components, collectively referred to as “Total Compensation”:

•	base salary;

•	performance-based annual cash bonuses (“MJO Bonuses”);

•	performance-based long-term cash incentives (“LTIP Awards”); and

•	long-term equity compensation.

We consider the value and relative weighting of each component of Total Compensation in order to provide market-competitive compensation and to motivate and reward executives for performance. This consideration is subjective and not formulaic. We engage nationally recognized compensation consulting firms to assist with developing our compensation programs, including the target levels of compensation and the relative weighting of the Total Compensation components. We also offer market-competitive employee benefits to our executives.

Compensation Consultants, Peer Group Information and Benchmarking

We have engaged Towers Perrin as our compensation consultant since 2002. Towers Perrin assists the Company with, among other things, benchmarking our compensation practices among our Industry Peer Group and providing a broad market perspective relative to compensation practices of comparable Fortune 1000 companies. In addition, Towers Perrin assesses the design of each component of our Total Compensation program, and our program as a whole, relative to our compensation objectives and market practices. The Committee engages Hewitt Associates LLC as its independent compensation consultant. Hewitt Associates provides the Committee with advice regarding executive compensation, including new trends and compensation program design, and Director compensation. Hewitt Associates also assists the Committee in reviewing the Company’s compensation proposals for reasonableness against our executive compensation philosophy.

During 2008 and following completion of the 2008 performance year (which is calendar year 2008), Towers Perrin and Hewitt Associates assisted the Company and the Committee with the following:

Our Industry Peer Group:  In February 2008, Towers Perrin and Hewitt Associates performed a comprehensive analysis of the Total Compensation of our NEOs that compared the value of each NEO’s target Total Compensation to the corresponding compensation awarded to executives within our Industry Peer Group. The purpose of the comparison was to ensure that targeted Total Compensation for our NEOs is generally aligned with the median level of our Industry Peer Group. In performing this comparison, our compensation consultants used the most recent proxy data available and compensation surveys when proxy information was not available for a particular comparison.

Our Industry Peer Group consists of the following publicly traded companies: Aetna, Inc., Centene Corporation, CIGNA, Corp., Coventry Health Care, Inc., Health Net, Inc., HealthSpring, Inc., Humana Inc., Magellan Health Services, Inc., Molina Healthcare, Inc., UnitedHealth Group, Inc., WellCare Health Plans, Inc. and WellPoint, Inc. To the extent that these entities differ materially in size (in revenues) from the Company, the compensation information is adjusted appropriately for scale and scope using regression analysis or other statistical methods.

Comparable Fortune 1000 Companies:  Towers Perrin also provided aggregate size adjusted compensation information based on survey information from a broader range of Fortune 1000 companies with whom we compete in attracting executive talent. In 2008, we used this information as another comparison point to set target compensation, to ensure that our compensation program is competitive in the market place and to ensure that actual compensation paid to our executives is reasonable.

Our Performance versus our Peers and Market Index:  Towers Perrin compiled the financial and stock performance information for our Industry Peer Group and the S&P Healthcare Index for one-year and three-year periods. The Committee used that information to compare our performance against that information for the purposes of determining whether an outperform equity award would be made to our NEOs as discussed under the heading “Equity Awards Granted in 2008” on page 27.

Use of Tally Sheets:  The Committee reviewed tally sheets for the NEOs prepared by Hewitt Associates. The tally sheets affixed dollar amounts to all components of target Total Compensation for 2008. The Committee reviews tally sheets in order to ensure that target Total Compensation is reasonable, to understand the realizable value of outstanding vested equity awards and to understand potential payments in the event of termination of employment or a change in control. Our Committee reviews tally sheets for our NEOs on an annual basis.

2008 Target Total Compensation

For 2008, our Committee set our NEOs’ target Total Compensation at approximately the median level of our Industry Peer Group, based on available data. Although we target the median level, our compensation program allows NEOs to earn above the median and up to, and in some instances above, the 75th percentile of our Industry Peer Group in the event we exceed our performance goals and outperform our peers. The amount by which we compensate our NEOs above the median is dependent upon, and directly linked to, the extent to which we outperform our goals and/or our peers.

For 2008, in comparing the target Total Compensation of our NEOs to the median level of our Industry Peer Group, we compared the NEO’s compensation based on rank, not position or title (although we also reviewed the target compensation of our NEOs against the compensation of officers of companies in our Industry Peer Group with equivalent titles to ensure reasonableness of compensation for our NEOs). For example, Mr. Truess and Mr. Zoretic are compensated at the same rate and are the second and third most highly compensated NEOs. As a result, the target compensation for 2008 for both Mr. Truess and Mr. Zoretic in the table below are compared to the average of the second and third most highly compensated officers of the companies in our Industry Peer Group.

The table below sets forth the targets for Total Compensation and the target for each component of Total Compensation for our NEOs. These targets were set by our Committee in February 2008 for the 2008 performance year. The table also shows the median total compensation of our Industry Peer Group and the comparison of the Total Compensation targets of our NEOs to that median. These measures were used by the Committee when setting 2008 target Total Compensation.

							Company
			LTIP				Targets as a
			Target for				Percentage of
			2008			Industry	Industry Peer
		2008 MJO	Performance	2008 Base	2008 Target	Peer Group	Group Median
	2008 Base	Annual	(Payable March	Equity	Total	Median Total	Total
Named Executive	Salary	Target	2011)(1)	Target(2)	Compensation	Compensation(3)	Compensation(3)
Officer and Position	$	$	$	$	$	$	%

James G. Carlson,	775,000	1,356,250	725,000	1,965,000	4,821,250	5,243,680	91.9%
President and Chief Executive Officer
James W. Truess,	525,000	525,000	300,000	800,000	2,150,000	2,297,360	93.6%
Chief Financial Officer
Richard C. Zoretic,	525,000	525,000	300,000	800,000	2,150,000	2,297,360	93.6%
Chief Operating Officer
Stanley F. Baldwin,	365,000	300,000	100,000	400,000	1,165,000	1,277,120	91.2%
Secretary and General Counsel
Linda K. Whitley-Taylor	300,000	175,000	100,000	150,000	725,000	837,200	86.6%
Executive Vice President, Associate Services

(1)	LTIP Target for 2008 is equal to the three-year amount payable in 2011 (referred to as the “2011 LTIP Award”) as more fully described below.

(2)	2008 Base Equity Target is equal to the value of the target equity award at the time of grant determined using a Black-Scholes-Merton methodology. Although granted during the 2008 performance year, the award will vest over future periods.

(3)	The Industry Peer Group median total compensation was determined by the Company’s compensation consultants in February 2008 based on publicly available data.

Executive Compensation Awards

In this section of the CD&A, we discuss our practices with respect to each component of Total Compensation, followed by the factors we considered in determining compensation targets for the 2008 performance year and the actual incentive compensation awards for the 2008 performance year that were awarded in early 2009. As described below, the Company substantially outperformed its 2008 financial goals and our NEOs successfully completed their MJOs in 2008. As a result, actual MJO Bonuses and LTIP Awards to our NEOs for the 2008 performance year exceeded targets.

Despite our strong financial performance in 2008 and the successful completion of 2008 MJOs by our NEOs as more fully-described below, in February 2009 our Compensation Committee, at the recommendation of the Company’s management, took action to freeze the salaries and the MJO Bonus, LTIP Award and equity grant targets to our NEOs and other executive officers for the 2009 performance year. As a result, the 2008 salaries and MJO Bonus, LTIP Award and equity grant targets for our NEOs and certain other executive officers will remain in effect for the 2009 performance year. Although the Company and each NEO successfully completed their goals in 2008, the Committee determined that freezing salaries and incentive compensation targets was fiscally prudent and appropriate in light of the current recession and budget uncertainty of the States with which the Company does business. The Committee, in consultation with Towers Perrin and Hewitt Associates, also determined that maintaining the 2008 salaries and incentive compensation targets for the 2009 performance year would continue to target the NEO’s Total Compensation at approximately the median level of our Industry Peer Group for 2009.

Base Salary

Base Salary Purpose.  The purpose of base salary is to reflect job responsibilities, anticipated future value to the Company and market competitiveness, while providing a stable source of income for our executives.

Base Salary Considerations.  The Compensation Committee evaluates and adjusts our NEOs’ salaries annually, generally in February, unless market conditions or other factors require a mid-year evaluation. In determining base salary compensation, we assess the following:

•	overall Company performance for the preceding year;

•	the executive’s performance against his or her MJOs for the preceding year and the executive’s talent, experience and responsibilities; and

•	applicable market pay information.

The process of setting base salary is subjective and does not utilize a formulaic weighting of the foregoing factors. In evaluating overall Company performance, the Committee considers whether or not the Company attained its performance goals during the preceding year. We also consider the level of attainment of an individual’s MJOs during the preceding year. MJOs are generally related to the attainment of specific financial, operational or business initiatives and goals, such as quality standards, operational excellence, market leadership, member and provider satisfaction and the execution of strategic plans and initiatives. MJOs may also include the performance goals available under our 2007 Cash Incentive Plan (the “2007 Cash Incentive Plan”), as described below.

In setting base salary compensation, we also consider an executive’s talents, experience and responsibilities, including his or her past and expected future contributions to the Company. We strongly believe in engaging the best talent in critical functions of the Company. Accordingly, we may determine from time to time that it is in the best interests of the Company to establish compensation packages, including base salary, that deviate from the general principle of targeting the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to reward performance or to address retention issues. Finally, we consider applicable market pay information, including the external compensation data of other organizations as discussed above.

Consistent with our pay-for-performance philosophy, we generally set base salaries at approximately the median level of our Industry Peer Group, while providing executives the opportunity to earn above-market median compensation from other components of Total Compensation that are more closely tied to performance, such as MJO Bonuses and LTIP Awards, and to stockholder return, such as outperform equity grants. However, we recognize the need to balance the components of Total Compensation appropriately depending on an executive’s position and ability to impact our results. Accordingly, we structure our compensation programs so that a significant portion of our NEOs’ target Total Compensation is “at risk” (in the form of MJO Bonuses, LTIP Awards and outperform equity grants) and more heavily dependent upon our results. By contrast, our compensation programs for our broad-based employee population, which are generally not eligible for MJO Bonuses, LTIP Awards or equity grants, are designed to provide more income stability, and a smaller portion of their Total Compensation is “at risk.” We believe that the design of our compensation program is effective in achieving our pay for performance philosophy by aligning compensation for those executives whose responsibilities and decisions most directly impact our results and performance.

Base Salaries for 2008.  The 2008 salaries paid to our NEOs are set forth in the Summary Compensation Table on page 31. In 2008, Messrs. Carlson, Truess, Zoretic and Baldwin received base salary increases from their 2007 salaries at the rate of 6.9%, 10.5%, 40.0%, and 4.3%, respectively. Ms. Whitley-Taylor joined our Company in January 2008 and, as a result, did not receive a salary increase during 2008. The increases for Messrs. Carlson, Truess, Zoretic and Baldwin were a reflection of strong performance by our Company and each of them in 2007. The salary increases were also designed to keep salaries at approximately the median level of our Industry Peer Group. Additionally, a significant portion of the 40.0% increase in Mr. Zoretic’s salary reflects his promotion to Chief Operating Officer of the Company in September 2007.

Annual and Long-Term Incentives

We provide incentive cash and equity-based compensation under our 2007 Cash Incentive Plan and 2005 Equity Incentive Plan. Our incentive compensation program has three components applicable to our NEOs: the MJO Bonus, the LTIP Award and equity-based compensation. Generally, participants under these plans can receive an award only if the Company meets its financial performance goals and the executive attains the requisite percentage of his or her MJOs (with the exception of base equity grants, as described below) . The award targets reflect the NEO’s level of responsibility along with past performance, anticipated future contributions to the Company and market compensation data. The Committee sets the target awards for our Chief Executive Officer and the other NEOs. When setting the target awards for the other NEOs, the Committee seeks input from our Chief Executive Officer.

Our incentive compensation program is structured to compensate our NEOs at approximately the market median if the Company meets its performance goals. In the event that we outperform our goals and we outperform our Industry Peer Group and the S&P Healthcare Index, our NEOs can earn above the market median up to or above the 75th percentile of our Industry Peer Group. The level by which we compensate our NEOs above the market median is directly tied to the level by which we exceed our goals and outperform these measurement groups. In order to reflect individual performance, we may grant awards to particular NEOs below, at, or above, the level of the Company’s performance versus these measurement groups. As a result, actual awards to NEOs may be less than the market median or may exceed the 75th percentile of our Industry Peer Group.

Performance-Based Annual Cash Bonuses (MJO Bonuses)

MJO Bonus Purpose.  The purpose of the MJO Bonus is to provide short-term cash incentive compensation tied to individual and Company annual performance.

MJO Bonus Considerations.  MJO Bonuses are paid under the terms of our 2007 Cash Incentive Plan and are measured over a one-year period. MJO Bonuses are generally paid prior to March 15th following the year for which the bonus is earned. The MJO Bonus formula has the following components:

Annual MJO Target ($)	x	Percentage of MJOs Attained (%)	x	Percentage of Company Financial Goals Attained (%)	=	MJO Bonus ($)

The MJO Bonus formula provides a guideline for the determination of MJO Bonuses. Subject to limitations in our 2007 Cash Incentive Plan the Committee may exercise discretion to increase or decrease the actual amount of the MJO Bonus to a particular NEO to reflect performance.

The “Annual MJO Target” is based on market-competitive data and is set either as a fixed dollar amount or as a percentage of base salary. During February of each year, the Committee sets the Annual MJO Target for our NEOs for that year. Following the end of the year, NEOs are evaluated against previously determined MJOs. MJOs are generally related to the attainment of specific financial, operational or business initiatives and goals, such as quality standards, operational excellence, market leadership, member and provider satisfaction and the execution of strategic plans and initiatives, or the performance goals available under our 2007 Cash Incentive Plan, which include: (i) return on total stockholder equity; (ii) earnings per share of Common Stock; (iii) income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) gross revenue; (vi) return on assets; (vii) market share; (viii) cost reduction goals; (ix) earnings from continuing operations, levels of expense, cost or liability; (x) membership goals; (xi) operating cash flows; (xii) operating margin; (xiii) stockholder return; (xiv) expense management; (xv) return on capital; (xvi) membership satisfaction; (xvii) new product development; (xviii) new market penetration; (xix) goals on acquisitions and divestitures; or (xx) economic value added. The Committee evaluates the performance of our Chief Executive Officer against his respective MJOs. The performance of our other NEOs is evaluated by the Committee with significant input from our Chief Executive Officer. The “Percentage of MJOs Attained” is the result of this evaluation. In the event a NEO fails to attain at least 80% of his or her MJOs, the NEO will not be eligible for a MJO Bonus regardless of the Company’s financial performance.

We measure Company performance against previously determined performance goals approved by the Committee. These goals can be based on numerous performance metrics set forth in our Cash Incentive Plan, including the attainment of certain EPS levels. The “Percentage of Company Financial Goals Attained” is the result of this measurement. If the Company fails to meet its financial goals, the result of this measurement is zero and our NEOs do not receive MJO Bonuses, regardless of the NEOs’ performance. The result of this measurement can range between 0% and 175%. In the event that the Company outperforms its goals, our NEOs are eligible for MJO Bonuses in excess of their respective Annual MJO Target up to 175% of the Annual MJO Target. However, from time to time, our Committee exercises its discretion and awards MJO Bonuses in excess of 175% of the Annual MJO Target to recognize outstanding performance.

MJO Bonuses for 2008 performance.  In February 2008, the Committee set Company financial performance goals, executive MJOs and Annual MJO Targets for the 2008 performance year. The Company’s 2008 financial performance goals related to the achievement of 2008 full-year EPS within the range (or in excess thereof) of the Company’s initial EPS guidance of $2.45 to $2.60, which the Company announced in October 2007. The EPS goal excluded certain items, including the impact of any qui tam judgment or settlement (see footnote 1 below). The EPS goal included the expense associated with the MJO Bonus or LTIP Awards based on, and payable in consideration of, the 2008 performance year. The Committee set points within and above the EPS guidance range that, if attained, would equate to various levels of the Company’s MJO Bonus pool for the 2008 performance year. The MJO Bonus pool is the aggregate amount that may be paid to all Company employees who are MJO Bonus and/or LTIP Award eligible. The table below sets forth the EPS levels that equate to the minimum level of the MJO Bonus pool (0%), the target level of the MJO Bonus pool (100%) and the maximum level of the MJO Bonus pool (175%). The MJO Bonus pool is adjusted pro rata based upon the attainment of EPS levels between the minimum and maximum levels (0% and 175%).

2008 MJO Bonus Pool Formula

MJO Bonus Pool as
EPS Goal(1)	a Percentage of Target

Below $2.49	0%
$2.53	100%
Greater than $2.75	175%

(1)	On August 13, 2008, the Company entered into a definitive agreement to settle a qui tam litigation matter. The EPS goal excludes the impact of that settlement. A description of the qui tam litigation and the settlement thereof is contained in Part II, Item 1, Legal Proceedings, of the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2008, which was filed with the SEC on October 28, 2008.

In February 2008, the Committee also approved MJOs applicable to the 2008 performance year for our NEOs. For the 2008 performance year, our NEOs all had the same MJOs. The Committee determined that using the same MJOs would provide greater collaboration and incentive to achieve goals that have the greatest return to our stockholders. The MJOs were:

•	Attain 2008 full-year EPS of $2.45-$2.60 (excluding the impact of qui tam litigation);

•	Attain 2008 full-year gross revenue of $4.6 billion;

•	Successfully complete initiatives that maintain a strong growth rate; and

•	Implement initiatives to maintain a positive corporate image with the Company’s state customers and other constituents.

The Compensation Committee did not assign relative weights to the MJOs. However, the Compensation Committee placed significant emphasis on the MJO related to EPS performance and used the other MJOs as additional, supplemental factors to evaluate NEO performance.

In February 2009, the Committee evaluated the performance of our NEOs against the 2008 MJO related to EPS. Using the Company’s 2008 audited consolidated financial statements, the Committee determined that the Company had attained 2008 full-year EPS of $2.77 (excluding the qui tam litigation settlement). Actual EPS of

$2.77 was substantially higher than the upper end of the EPS MJO of $2.45-$2.60. As a result, the Committee determined that the NEOs had substantially outperformed this MJO and that MJO Bonuses for the NEOs in excess of the Annual MJO Target were warranted. The extent by which the actual MJO Bonus would exceed the Annual MJO Target for a particular NEO would be a reflection of that NEO’s impact on, and contribution to, the successful completion of the EPS MJO (as well as the other MJOs described below), as determined by the Committee in its evaluation of the performance of the NEOs.

The Committee also evaluated the performance of the NEOs against the other three MJOs. The Committee reviewed the Company’s actual 2008 full-year revenue performance against the MJO regarding full-year gross revenue of $4.6 billion. Using the Company’s 2008 audited consolidated financial statements, the Committee determined that the Company had attained full-year gross revenue of $4.5 billion. The Committee determined that the narrow shortfall of actual revenue versus the revenue goal was primarily the result of substantially lower than expected investment income due to the decline of market interest rates for fixed income securities in 2008 and the Company’s prudent business decision to exit the District of Columbia market effective June 30, 2008 because of programmatic and premium rate concerns. The Committee also determined that, despite these factors, the Company had achieved year-over-year revenue growth of 14.5%.

The Committee also evaluated the performance of the NEOs against the non-quantitative MJOs related to growth rate and corporate reputation. With respect to the growth rate MJO, the Committee considered the following accomplishments, among others: the Company attained an EPS growth rate of 28.2% (excluding qui tam litigation settlement) and a revenue growth rate of 14.5% from 2007 to 2008, successfully implemented the Florida Healthy Kids expansion and the New Mexico Coordinated Long-Term Care Services program and executed an agreement to enter Nevada to provide managed care services to Temporary Assistance to Needy Families and Children’s Health Insurance Program members beginning in February 2009. With respect to the corporate reputation MJO, the Committee considered the following accomplishments, among others: the Company launched its RealCaring initiative, assisted with disaster response efforts in Florida, South Carolina, Tennessee and Texas through the AMERIGROUP Disaster Response Team, and won numerous community and civic-based honors and awards, including “Best Places to Work in Healthcare” Top Health Insurer — Modern Healthcare magazine.

After consideration of the factors detailed above, and in light of the substantial outperformance of the EPS MJO, the Committee determined that the NEOs had successfully performed against the MJOs such that each NEO received a MJO Bonus in excess of their respective MJO Target. The Committee awarded MJO Bonuses to our NEOs as set forth in the Summary Compensation Table on page 31. These awards were in excess of MJO Bonus Targets as follows: 200% of target for Messrs. Carlson, Truess and Zoretic, 190% of target for Mr. Baldwin and 185% of target for Ms. Whitley-Taylor. As discussed above, the differences by which actual MJO Bonuses exceeded target is a reflection of a particular NEO’s impact on, and contribution to, the successful completion of the MJOs, as determined by the Committee.

When establishing the Company’s financial performance goals and the MJOs of the NEOs in February 2008, the Committee determined that the goals were established with a significant degree of difficulty so that payout would not be assured. The Committee also determined that the goals were structured to encourage responsible decisions by our NEOs and not to incentivize excessive risk-taking.

From time to time, we also award spot cash bonuses in recognition of outstanding performance or specific achievements. In December 2008, we awarded each of Mr. Baldwin and Ms. Whitley-Taylor bonuses in the amount of $30,000 in recognition of outstanding performance in 2008.

Long Term Cash Incentive Awards (LTIP Awards)

LTIP Award Purpose.  The purpose of the LTIP Award program is to provide long-term cash incentive compensation tied to individual and Company annual performance through a deferred payment award structured to encourage retention.

LTIP Award Considerations.  LTIP Awards are paid under the terms of our 2007 Cash Incentive Plan and are designed to create deferred cash incentives to retain key executives. LTIP Awards are measured over the same one-year period as the MJO Bonus. However, payment of LTIP Awards is deferred until the end of the three-year performance cycle to create a retention incentive and the full award is contingent upon Company performance over the three-year award cycle. Eligibility for an LTIP Award is limited to senior executives, including our NEOs.

The LTIP Award formula has the following components:

LTIP Target ($)	x	Percentage of Company Financial Goals Attained (%)	=	LTIP Award ($)

The “LTIP Target” is set as a fixed dollar amount. The “Percentage of Company Financial Goals Attained” is the same for the LTIP Award as for the MJO Bonus, as discussed above.

For a three-year award cycle, each eligible participant is assigned his or her LTIP Target during the first 90 days of the first year of the three-year cycle. Each participant is evaluated against the attainment of his or her individual MJOs following the end of the first year of the three-year award cycle and must have attained 80% of his or her MJOs to receive an award. Funding of the first one-third installment of the total potential LTIP Award is contingent upon the Company’s attainment of the requisite Percentage of Company Financial Goals Attained for the first year in the award cycle. Funding of the remaining two-thirds of the LTIP Award is at the discretion of the Committee and is based on overall Company performance, as determined by the Committee, during years two and three of an award cycle. If the Company attains its financial goals in the first year of the award cycle, that portion of the LTIP Award attributable to the first year is “earned” and will be paid to a participant before March 15th of the first year following the end of the three-year cycle if the participant remains employed by the Company on the date payment is made; provided, that in the event of death or disability of the participant, all LTIP Award installments that have been funded become payable. If the Company does not attain its financial goals in the first year, no LTIP Award is established for the three-year cycle. From time to time, our Committee approves an “enhancement”, or supplement, to the LTIP Award for certain executives, which is additional funding of the first year of an LTIP Award above the LTIP Target attributable to the first year of the award cycle to recognize superior performance.

We believe that the LTIP Award structure is effective in accomplishing the core principles of our compensation program — pay-for-performance, retention through market competitive compensation and alignment of executive and stockholder interests. We believe that linking LTIP Awards to Company performance motivates executives to deliver long-term sustained performance and stockholder value. We also believe that deferring the LTIP Award until the end of the three-year performance cycle is an effective retention tool.

LTIP Awards for 2008 Performance.  In February 2008, the Company set the LTIP Targets for LTIP Awards to be paid in 2011 (referred to as the “2011 LTIP Award”). As discussed above, the Company substantially outperformed its financial goals and each of the NEOs successfully performed against their respective MJOs. As a result, the first year of the three-year award cycle for the 2011 LTIP Award was funded. Our Committee exercised its discretion and awarded our NEOs enhancements to the 2011 LTIP Awards in consideration of superior performance during 2008, as detailed above. These enhancements are set forth in the Summary Compensation Table on page 31. The funding of the second and third installments of the 2011 LTIP Award will be approved in the Committee’s discretion upon completion of 2009 and 2010, respectively, taking into account the Company’s overall performance for those years.

LTIP Awards for 2007 Performance.  As described in our proxy statement for our 2008 Annual Meeting of Stockholders filed with the SEC on April 2, 2008, in February 2007, the Company set the LTIP Targets for LTIP Awards to be paid in 2010 (referred to as the “2010 LTIP Award”). We met our financial goals and each of the NEOs successfully completed their respective MJOs for the 2007 performance year. As a result, the first year of the three-year award cycle for the 2010 LTIP Award was funded. Our Committee exercised its discretion and awarded our NEOs enhancements to the 2010 LTIP Awards in consideration of superior performance during 2007. Based on our 2008 performance, the funding of the second installment of the 2010 LTIP Award was approved by the Committee in February 2009. The third installment of the 2010 LTIP Award will be funded in the Committee’s discretion upon completion of 2009, taking into account the Company’s overall performance for that year.

LTIP Awards for 2006 Performance.  As described in our proxy statement for our 2007 Annual Meeting of Stockholders, initially filed with the SEC on April 4, 2007, in February 2006, the Company set the LTIP Target for

LTIP Awards to be paid in 2009 in consideration of performance in 2006 (referred to as “2009 LTIP Awards”). We met our financial performance goals in 2006, 2007 and 2008. As a result, all three installments of the three-year award cycle for the 2009 LTIP Award were funded. In 2007, the Committee exercised its discretion and awarded certain NEOs enhancements to the 2009 LTIP Awards in consideration of superior performance during 2006. The 2009 LTIP Awards were paid to executives in March 2009.

Equity Awards Under the Bonus Plan

Equity Award Purpose.  The purpose of equity awards is to encourage our key employees, including our NEOs, to own our common stock and to provide additional long-term incentive aligned with the creation of stockholder value to those executives whose contributions are essential to the growth and success of our business.

Equity Award Considerations.  Equity grants play a significant role in our compensation program. All equity grants are made pursuant to our 2005 Equity Incentive Plan and are approved by the Committee. Equity grant targets for our NEOs are based on dollar values and not a specific number of shares. The value of an award is determined using a Black-Scholes-Merton option pricing model. Our philosophy with respect to granting equity awards is focused on attracting, retaining and motivating executives by targeting an equity award that maintains Total Compensation at approximately the market median. We grant a certain minimum value in equity awards, or “base” equity awards, annually to executives in order to maintain this level of compensation. We also consider the equity ownership levels of the recipients and prior equity awards when making these equity grants. For our NEOs, the base equity awards are generally comprised of the following: 25% of the award is time-based vesting premium nonqualified stock options (options granted with an exercise price that is 10% greater than the fair market value of our common stock on the date of grant); 50% of the award is time-based vesting nonqualified stock options (with an exercise price equal to the fair market value on the date of grant); and 25% of the award is time-based vesting restricted stock grants. We use this mix of equity based awards to balance our compensation program objectives of aligning executive and stockholder interests, rewarding performance and retaining key talent.

We also use equity grants to reward performance. In the event that the Company exceeds the median performance of its Industry Peer Group and the median performance of the S&P Healthcare Index with respect to certain one-and three-year financial performance metrics discussed below (assuming successful completion of the executive’s MJOs), the Committee may issue additional options or shares of restricted stock. These equity grants are intended to provide total direct compensation to our executives above market median and up to approximately the 75th percentile of our Industry Peer Group. Performance-based equity grants are directly linked to our performance versus the aggregate performance of our Industry Peer Group and the S&P Healthcare Index (collectively, our “Equity Comparison Group”). The actual value of the performance equity grant is tied to the extent by which we outperform the Equity Comparison Group. The additional equity grants for performance are comprised 75% of time-based vesting nonqualified stock options and 25% of time-based vesting restricted stock grants.

The Committee evaluates our performance versus the Equity Comparison Group with respect to total stockholder return, revenue growth and EPS growth for the one-year and three-year periods ending with the immediately preceding year. For the purposes of this evaluation, we: (i) assign a one-third weight to each of total stockholder return, revenue growth and EPS growth; (ii) weight equally one-year and three-year Company and Equity Comparison Group performance; and (iii) weight the Equity Comparison Group performance as follows: two-thirds to our Industry Peer Group and one-third to the companies in the S&P Healthcare Index. We have chosen to compare our performance versus the companies in the S&P Healthcare Index, in addition to our Industry Peer Group, because our Industry Peer Group contains relatively few companies and trends in our industry generally affect our performance and the performance of our peers in a relatively similar manner. As a result, a comparison versus our Industry Peer Group alone may not give a true indication of our performance or our creation of stockholder value. Further, we compare our results to the S&P Healthcare Index because investors have the choice to invest in various healthcare companies, including those that comprise the S&P Healthcare Index. To the extent we outperform the S&P Healthcare Index resulting in a positive return for our stockholders on a relative basis, we believe that our NEOs should be eligible to receive compensation above the median level. If we outperform the median performance of the Equity Comparison Group, the Committee may award additional equity to our executives to raise their respective total compensation above the median of our Industry Peer Group.

Equity Awards Granted in 2008.  In March 2008, the Committee approved base equity grants to our NEOs in the form of time-based vesting nonqualified stock options, time-based vesting premium nonqualified stock options and time-based vesting restricted stock. In March 2008, for the purposes of determining the value of equity grants to our NEOs, the Committee also evaluated our performance against the Equity Comparison Group. The Committee determined that our stockholder return, EPS growth and revenue growth for the one and three-year periods ending December 31, 2007 ranked at approximately the 50th percentile of the Equity Comparison Group. As a result, the Committee awarded only base equity grants and did not award additional value in equity for performance during the 2007 performance year. The compensation expense incurred by the Company attributable to any equity awards vesting in 2008 for our NEOs, including the portion of the awards set forth in the table above that vested in 2008, is set forth in the columns “Stock Awards” and “Option Awards” in the Summary Compensation Table on page 31.

From time to time, we also make off-cycle equity grants to executives to reward performance and to address retention concerns. In November 2008, we made an off-cycle grant to certain key executives, including Messrs. Truess and Zoretic, to reward past performance and for expected future contributions to the Company. The grants were also intended to provide additional retention incentive to Messrs. Truess and Zoretic in light of the fact that a large percentage of their respective options to purchase common stock of the Company were at exercise prices in excess of the current market value of the stock at the time of this off-cycle grant. The grants were comprised of time-based vesting nonqualified stock options and shares of restricted stock that have cliff-vesting on the four year anniversary of the date of grant. The aggregate value of the grants to each of Messrs. Truess and Zoretic, using a Black-Scholes-Merton option pricing model, was approximately $3.1 million. Details of the grants are set forth in the 2008 Grants of Plan-Based Awards Table on page 33.

Equity Award Granting Practices.  Since 2006, we have granted equity awards annually (except for grants in connection with an offer of employment as described below) in March of each year in connection with performance reviews, annual and long-term incentive compensation awards and base salary adjustments. Beginning in 2009 and thereafter, we will make annual equity grants in May of each year. The purpose of this change is to ensure that the Company and its compensation consultants have all of the available year-end financial information of our Equity Comparison Group in order to determine our performance against that group. As a result, our Committee will evaluate our 2008 performance against the Equity Comparison Group in May 2009 to determine if outperform equity awards are warranted. Any future grants, including grants in May 2009, will be made pursuant to our 2009 Equity Incentive Plan, if it is approved by our stockholders pursuant to Proposal 3 below.

The exercise price of equity awards is no less than the fair market value of our common stock as determined under our 2005 Equity Incentive Plan (or 2009 Equity Incentive Plan, as the case may be). We use the closing price of our common stock on the last trading day immediately preceding the date of grant (or in the case of a grant under the 2009 Equity Incentive Plan, the closing price on the date of grant) as the fair market value. From time to time, we make off-cycle equity awards in connection with the recruiting and hiring of new key employees. If the Committee approves a new hire grant prior to the candidate accepting employment, the exercise price of the award is set as the closing price of our common stock on the last trading day immediately preceding the candidate’s first day of employment. If the Committee approves a new hire grant after the candidate’s first day of employment, the exercise price of the award is the closing price on the last trading day immediately preceding the date of approval of the grant.

Officer and Director Equity Ownership Requirements.  Our Executive Stock Ownership Guidelines provide that our NEOs are required to hold all time-based restricted stock awards for five years following the date of grant (less any shares sold or withheld by the Company to satisfy tax obligations). In November 2008, our Board of Directors adopted Non-management Director Stock Ownership Guidelines that require our non-management Directors to hold shares of our common stock equal in value to three times the annual cash retainer paid to Directors (measured annually as of the date of the Annual Meeting). The current annual cash retainer is $35,000, so the required ownership value is $105,000. The Directors have three years from adoption of the guidelines to attain the requisite ownership level.

Employee Benefits and Limited Perquisites

We provide various employee benefits programs to our Named Executive Officers. The benefits include: medical, dental and vision plans, a 401(k) Plan with a Company match, an Employee Stock Purchase Plan, flexible spending accounts, life insurance, voluntary supplemental life insurance, short- and long-term disability insurance, paid accumulated leave and a nonqualified deferred compensation plan, which is described below.

Our nonqualified deferred compensation plan is available to certain executives, including our NEOs. This plan allows the executives to defer receipt of and tax on up to 50% of their salary and up to 100% of their MJO Bonus. A summary of the terms of the plan is set forth on page 37 under the heading “Deferred Compensation,” and the balances in the plan for each NEO, is set forth on page 38 under the table entitled “2008 Nonqualified Deferred Compensation.” NEOs who participate in the nonqualified deferred compensation plan are provided term life insurance with a death benefit equal to the amount of the executive’s base salary. The value of this term life insurance benefit is imputed as income to the executive and the executive is taxed on the imputed value.

We provide limited perquisites to our NEOs. These perquisites include an annual medical exam and limited personal use of a corporate aircraft. NEOs are required to reimburse us for certain costs associated with their use of the aircraft. These costs include fuel, lease costs, pilot salaries, maintenance, crew travel, on-board catering, landing fees, ramp fees and other associated costs. On occasion, officers are also permitted to invite their spouses or other guests to accompany them on business trips when space is available. When the spouse or other guests’ travel does not meet the IRS standard for “business use,” the cost of that travel is imputed as income to the executive. Amounts not reimbursed by the executive for personal use of the aircraft or for their spouse’s travel were taxable income to the executive. Unreimbursed amounts are included in the “All Other Compensation” column in the Summary Compensation Table on page 31.

Termination and Change in Control Payments

Change in Control Benefit Policy

We adopted a Change in Control Benefit Policy (as amended, the “CIC Policy”) in 2007 that is applicable to certain executives, including our NEOs. The CIC Policy provides for certain payments in the event of a qualifying change in control. The purposes of our CIC Policy are (i) to reinforce and encourage the continued attention and dedication of our management team to their assigned duties without the distraction arising from the possibility of a change in control transaction; (ii) to enable and encourage our management team to focus their attention on obtaining the best possible transaction for our stockholders and to make an independent evaluation of all possible transactions, without being diverted by their personal concerns regarding the possible impact of the transactions on the security of their jobs and benefits; and (iii) to provide severance benefits to covered executives who incur a termination of employment within a certain period following a change in control.

Our CIC Policy is comprised of both double-trigger and single-trigger elements. The severance payments under our CIC Policy are double-trigger (a qualifying change in control and a qualifying termination of employment within two years of the change in control). Under our CIC Policy, payments of target LTIP Awards and earned but unpaid MJO Bonuses are single-trigger (only a qualifying change in control needs to occur). Equity awards to certain executives, including our NEOs, are single-trigger and vest upon a change in control. We utilized information from Towers Perrin regarding market practice in our industry to establish which payments would be subject to either a double-trigger or single-trigger.

Our CIC Policy generally provides for a lump-sum severance payment (“CIC Severance Payments”) to our NEOs if there occurs (i) a qualifying change in control of the Company, and (ii) within two years following such change in control, either (a) involuntary termination of the executive’s employment without cause or (b) voluntary termination of the executive’s employment if there has been a material adverse change in the executive’s employment, including required relocation of 50 miles or more from the executive’s work location, a reduction in the duties and scope of responsibilities of the executive, or a reduction in the executive’s target compensation of 10% or more from that in effect immediately preceding the change in control.

The CIC Severance Payment is equal to the product of (i) the sum of the executive’s annual base salary and the executive’s target annual bonus for the year in which the change in control occurs, multiplied by (ii) a multiple, selected by our Committee and ranging from 1 to 3. For the purposes of calculating such payment, the Committee has set a 3x multiple for our Chief Executive Officer and a 2x multiple for the other NEOs.

Our CIC Policy also provides that, upon a change of control, eligible executives will receive (i) a lump sum payment equal to the participant’s cash target for any LTIP Awards that have been established for such executive for a performance year that has been completed as of the date of the change in control and (ii) any unpaid but earned annual MJO Bonus plus any pro-rated annual MJO Bonus for the year in which the change in control occurs.

Under our CIC Policy, if an executive’s payment upon a change in control is an excess parachute payment within the meaning of Section 280G of the Code and the payment exceeds the threshold that would make such payment an excess parachute payment by at least 20%, then the Company shall pay the executive an additional cash payment (the “Gross-Up Payment”) in an amount such that after payment by the executive of all taxes, the executive will retain an amount equal to the excise tax imposed upon the change in control payment and the Gross-Up Payment. In the event that the change in control payment exceeds the threshold by less than 20%, then the change in control payment will be reduced so that such payment will not be considered an excess parachute payment.

Potential payments under our CIC Policy applicable to our NEOs are set forth in the Change in Control Awards table on page 38.

Severance Plan

In 2008, we adopted the AMERIGROUP Corporation Severance Plan (as amended, the “Severance Plan”). The Severance Plan provides for severance payments in the event of involuntary termination of employment without cause (exclusive of circumstances entitling the employee to benefits under the CIC Policy). All of the Corporation’s NEOs, except Mr. Carlson, are eligible for severance payments under the Severance Plan. The terms of Mr. Carlson’s Employment Agreement with the Company, which are described below under “Other Executive Agreements and Arrangements” on page 40, control with respect to severance benefits in the event of a termination of Mr. Carlson’s employment without cause. Potential payments to Mr. Carlson upon termination of employment are set forth in the Potential Involuntary Termination Severance Payment for Mr. Carlson table on page 39.

Under the terms of the Severance Plan, in the event of termination of employment without cause, our NEOs (other than Mr. Carlson) shall be entitled to severance payments, less applicable taxes, equal to the sum of:

•	the NEO’s annual base salary in effect at the time of termination of employment; plus

•	(i) if the termination of employment occurs after the end of a fiscal year end but before annual MJO Bonuses payments are distributed in consideration for the immediately preceding fiscal year and the NEO would have otherwise been entitled to a bonus, an amount equal to the NEO’s annual MJO Bonus for the immediately preceding fiscal year that the officer would have received (not to exceed target), taking into account the Company’s accrual for annual cash bonuses, or (ii) if the termination of employment occurs after annual MJO Bonuses are distributed for the preceding fiscal year, one-half of the NEO’s target MJO Bonus for the fiscal year in which the termination occurs; plus

•	any unpaid installments under any LTIP Award established by the Company for which the Committee has approved funding, if any.

Our NEOs may also be eligible for COBRA payment assistance and outplacement assistance under the Severance Plan. Receipt of any payments or other benefits under the Severance Plan are conditioned upon, among other things, the NEO’s execution and delivery of a general release of all claims in the form requested by the Company. Potential payments under our Severance Plan applicable to our NEOs are set forth in the Potential Involuntary Termination Severance Payments for our NEOs (other than Mr. Carlson) table on page 40.

Tax and Accounting Considerations

We take into account certain tax effects when setting compensation, specifically Section 162(m) of the Code, which generally provides that compensation paid by a publicly held corporation to its chief executive officer and certain other highly compensated executive officers in excess of $1 million per year per executive will be deductible only if paid pursuant to qualifying performance-based compensation plans approved by our stockholders. It is our policy to maximize the effectiveness of our compensation programs while also taking into consideration the requirements of Section 162(m) of the Code. In that regard, we intend to maintain the flexibility to take actions which we deem to be in the best interests of the Company and its stockholders. Accordingly, although we intend to preserve the deductibility of compensation to the extent consistent with our overall compensation policy, we reserve the authority to award non-deductible compensation as we deem appropriate.

We also take into account certain accounting implications when setting compensation. Specifically, in setting the amount of, and allocating between, different types of equity awards, we consider the effect of Statement of Financial Accounting Standards No. 123(R) Share-Based Payment, “SFAS 123(R)”, on our earnings. We seek to strike a balance between the purposes of the awards, motivation and retention, and the effect of expensing such grants as required by SFAS 123(R).

In 2008, the Compensation Committee completed its review and approval of modifications to our compensatory arrangements in order to comply with Section 409A of the Code. This Code provision generally provides that amounts deferred under nonqualified deferred compensation arrangements will be subject to accelerated income recognition, interest and substantial penalties unless the arrangement satisfies certain design and operational requirements. The transition period for amending plans and other arrangements comply with Section 409A ended on December 31, 2008, and we have modified our compensatory arrangements so that compensation payable under such arrangements complies with Section 409A.

EXECUTIVE COMPENSATION TABLES
2008 Summary Compensation Table

The table below includes information concerning compensation paid to or earned by the Company’s NEOs listed in the table for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006.

									Change
									in Pension
									Value and
									Nonqualified
							Non-Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
		Salary	Bonus		Awards	Awards	Compensation		Earnings	Compensation		Total
Name and Principal Position	Year	$	$		$(4)	$(5)	$		$	$		$

James G. Carlson	2008	761,538	520,312	(1)	215,467	959,946	2,815,105	(6)	—	20,178	(9)	5,292,546
(President and Chief	2007	608,086	225,000	(2)	81,042	349,652	1,976,250	(7)	—	7,053		3,247,083
Executive Officer)	2006	518,605	—	(3)	112,681	761,656	1,203,877	(8)	—	3,993		2,600,811
James W. Truess	2008	511,539	206,250	(1)	206,548	1,122,723	1,152,084	(6)	—	7,742	(9)	3,206,886
(Chief Financial Officer)	2007	468,269	150,000	(2)	133,277	887,472	745,834	(7)	—	37,120		2,421,972
	2006	212,885	125,000	(3)	12,085	348,062	441,667	(8)	—	140,924		1,280,621
Richard C. Zoretic	2008	484,615	206,250	(1)	108,530	460,339	1,152,084	(6)	—	6,900	(9)	2,418,718
(Chief Operating	2007	359,355	150,000	(2)	41,809	390,606	658,334	(7)	—	1,750		1,601,854
Officer)	2006	314,406	181,250	(3)	—	431,207	478,497	(8)	—	13,842		1,419,202
Stanley F. Baldwin	2008	360,962	100,000	(1)	39,927	179,094	624,999	(6)	—	11,185	(9)	1,316,167
(General Counsel and	2007	343,269	75,000	(2)	21,870	147,675	460,416	(7)	—	7,796		1,056,026
Secretary)	2006	314,523	48,750	(3)	—	117,929	357,663	(8)	—	2,134		840,999
Linda K. Whitley-Taylor	2008	282,692	72,500	(1)	—	115,499	339,583	(6)	—	359,945	(9)	1,170,219
(Executive Vice President, Associate Services)

(1)	Bonus sets forth the sum of the following: (i) amounts earned as an enhancement to the 2011 LTIP Awards which are supplemental awards granted as additional performance based compensation in recognition of 2008 performance and made as part of the 2011 LTIP Awards; (ii) amounts in excess of 175% of the 2008 Annual MJO Target awarded in 2008 as additional performance based compensation; and (iii) one-time performance award amounts paid in 2008 in recognition of specific achievements. Each of the components are detailed below:

			Additional
	Supplemental 2011	Additional	Performance	Total
	LTIP Award	MJO Bonus	Award	Bonus
	$	$	$	$

James G. Carlson	181,250	339,062	—	520,312
James W. Truess	75,000	131,250	—	206,250
Richard C. Zoretic	75,000	131,250	—	206,250
Stanley F. Baldwin	25,000	45,000	30,000	100,000
Linda K. Whitley-Taylor	25,000	17,500	30,000	72,500

(2)	Bonus sets forth amounts earned as an enhancement to the 2010 LTIP Awards. These amounts were supplemental awards granted as additional performance based compensation in recognition of 2007 performance and made as part of the 2010 LTIP Awards.

(3)	Bonus sets forth amounts earned as an enhancement to the 2009 LTIP Awards. These amounts were supplemental awards granted as additional performance based compensation in recognition of 2006 performance and made as part of the 2009 LTIP Awards. The enhancements are $125,000 each for Mr. Truess and Mr. Zoretic and $45,000 for Mr. Baldwin. An additional amount of $56,250 and $3,750 for Mr. Zoretic and Mr. Baldwin, respectively, in excess of 175% of the 2006 Annual MJO Target was awarded in 2006 as additional performance based compensation.

(4)	Amounts reflected under Stock Awards represent the expense recorded in our 2008, 2007 and 2006 audited consolidated financial statements based on the fair value of restricted stock awards as of the closing market price of our common stock on the last trading day immediately preceeding the date of grant.

(5)	Amounts reflected under Option Awards represent the expense recorded in our 2008, 2007 and 2006 audited consolidated financial statements based on the fair value of stock option awards using a Black-Scholes-Merton option pricing model. The assumptions used in this model are detailed in Footnote 9 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 and filed with the SEC on February 24, 2009.

(6)	Non-Equity Incentive Plan Compensation sets forth the MJO Bonus earned for the year ended December 31, 2008, the first one-third installment of the 2011 LTIP Awards, the second one-third installment of the 2010 LTIP Awards and the final one-third installment of the 2009 LTIP Awards. Each of the components are detailed below:

					Total Non-Equity
	MJO	2011	2010	2009	Incentive Plan
	Bonus	LTIP	LTIP	LTIP	Compensation
Name	$	$	$	$	$

James G. Carlson	2,373,438	241,667	100,000	100,000	2,815,105
James W. Truess	918,750	100,000	66,667	66,667	1,152,084
Richard C. Zoretic	918,750	100,000	66,667	66,667	1,152,084
Stanley F. Baldwin	525,000	33,333	33,333	33,333	624,999
Linda K. Whitley-Taylor	306,250	33,333	—	—	339,583

(7)	Non-Equity Incentive Plan Compensation sets forth the MJO Bonus earned for the year ended December 31, 2007, the first one-third installment of the 2010 LTIP Awards and the second one-third installment of the 2009 LTIP Awards. Each of the components are detailed below:

					Total Non-Equity
	MJO	2010	2009	2008	Incentive Plan
	Bonus	LTIP	LTIP	LTIP(a)	Compensation
Name	$	$	$	$	$
James G. Carlson	1,776,250	100,000	100,000	—	1,976,250
James W. Truess	612,500	66,667	66,667	—	745,834
Richard C. Zoretic	525,000	66,667	66,667	—	658,334
Stanley F. Baldwin	393,750	33,333	33,333	—	460,416
Linda K. Whitley-Taylor	—	—	—	—	—

(a) The Company did not meet its financial goals for the 2005 performance year, as a result, no 2008 LTIP Award was granted.

(8)	Non-Equity Incentive Plan Compensation sets forth the MJO Bonus for the year ended December 31, 2006, the first one-third installment of the 2009 LTIP Awards and the third one-third installment of the 2007 LTIP Awards. Each of the components are detailed below:

					Total Non-Equity
	MJO	2009	2008	2007	Incentive Plan
	Bonus	LTIP	LTIP(a)	LTIP	Compensation
Name	$	$	$	$	$

James G. Carlson	1,037,210	100,000	—	66,667	1,203,877
James W. Truess	375,000	66,667	—	—	441,667
Richard C. Zoretic	393,750	66,667	—	18,080	478,497
Stanley F. Baldwin	306,250	33,333	—	18,080	357,663
Linda K. Whitley-Taylor	—	—	—	—	—

(a) The Company did not meet its financial goals for the 2005 performance year, as a result, no 2008 LTIP Award was granted.

(9)	Other Compensation for the Named Executive Officers for the year ended December 31, 2008 is detailed below:

					Tax
	Employer	Life	Executive		Payment			Medical
	401(k)	Insurance	Health		Related to	Sign-on	Flight	Insurance
	Contribution	Premiums	Screening	Relocation	Relocation	Bonus	Services	Stipend	Total
	$	$	$	$	$	$	$	$	$

James G. Carlson	6,900	3,627	3,300	—	—	—	6,176	175	20,178
James W. Truess	6,900	—	—	—	—	—	842	—	7,742
Richard C. Zoretic	6,900	—	—	—	—	—	—	—	6,900
Stanley F. Baldwin	6,900	485	3,800	—	—	—	—	—	11,185
Linda K. Whitley-Taylor	6,900	—	5,000	141,921	65,410	140,000	714	—	359,945

2008 Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Closing	Grant Date
								Number of	Number of	or Base	Market	Fair Value
								Shares of	Securities	Price of	Price on	of Stock
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			Stock or	Underlying	Option	Date of	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards*	Grant	Awards
Name	Date	$	$	$	$	$	$	#	#	$	$	$

James G. Carlson (1)(2)(3)	3/12/2008	241,667	725,000	725,000	—	—	—	—	167,211	30.63	31.16	2,088,556
	3/12/2008	—	—	—	—	—	—	10,898	—	—	31.16	333,806
	3/12/2008	—	—	—	—	—	—	—	43,606	33.69	31.16	541,778
(4)	3/12/2008	1,085,000	1,356,250	2,373,438	—	—	—	—	—	—	—	—
James W. Truess (1)(2)(3)	3/12/2008	100,000	300,000	300,000	—	—	—	—	29,071	30.63	31.16	370,010
	3/12/2008	—	—	—	—	—	—	5,917	—	—	31.16	181,238
	3/12/2008	—	—	—	—	—	—	—	14,536	33.69	31.16	180,601
(4)	3/12/2008	420,000	525,000	918,750	—	—	—	—	—	—	—	—
	11/7/2008	—	—	—	—	—	—	—	212,627	24.48	25.40	2,492,945
	11/7/2008	—	—	—	—	—	—	25,531	—	—	25.40	624,999
Richard C. Zoretic (1)(2)(3)	3/12/2008	100,000	300,000	300,000	—	—	—	—	26,064	30.63	31.16	331,737
	3/12/2008	—	—	—	—	—	—	5,305	—	—	31.16	162,492
	3/12/2008	—	—	—	—	—	—	—	13,032	33.69	31.16	161,915
(4)	3/12/2008	420,000	525,000	918,750	—	—	—	—	—	—	—	—
	11/7/2008	—	—	—	—	—	—	—	212,627	24.48	25.40	2,492,945
	11/7/2008	—	—	—	—	—	—	25,531	—	—	25.40	624,999
Stanley F. Baldwin (1)(2)(3)	3/12/2008	33,333	100,000	100,000	—	—	—	—	10,025	30.63	31.16	87,484
	3/12/2008	—	—	—	—	—	—	2,040	—	—	31.16	62,485
	3/12/2008	—	—	—	—	—	—	—	5,012	33.69	31.16	38,393
(4)	3/12/2008	240,000	300,000	525,000	—	—	—	—	—	—	—	—
Linda K. Whitley-Taylor	1/16/2008	—	—	—	—	—	—	—	30,000	39.42	40.74	483,057
(1)(2)(3)	3/12/2008	33,333	100,000	100,000	—	—	—	—	—	—	—	—
(4)	3/12/2008	140,000	175,000	306,250	—	—	—	—	—	—	—	—

(1)	As more fully described above, as part of the 2011 LTIP Award, each eligible participant was assigned an LTIP Target based upon achievement of individual MJOs during 2008, and each participant was evaluated against those objectives in March 2009. Funding of the first one-third installment of the total potential 2011 LTIP Award was contingent on our attainment of our financial performance goals in 2008. The Company met its financial goals in 2008. As a result, this amount has been earned and is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and will be paid in 2011 to participants if the participant remains employed with the Company on the date payable (or earlier upon termination of employment by reason of death or following disability). Funding of the remaining two-thirds of the 2011 LTIP Award is at the discretion of the Compensation Committee and is based on our performance in 2009 and 2010 as determined by the Compensation Committee.

(2)	The threshold represents the amount payable if the Company meets its financial goals in the first year of the three-year LTIP Award cycle. The Company met its financial goals in 2008. As a result, this amount has been earned and is included in the Non-Equity Incentive Plan Compensation Column of the Summary Compensation Table and will be paid in 2011 to participants if the participant remains employed with the Company on the date payable (or earlier upon termination of employment by reason of death or following disability).

(3)	The target and maximum represents the amount payable if the Compensation Committee approves additional funding for both of the remaining two years of the three-year award cycle.

(4)	Amounts represent awards for MJO Bonuses. The threshold represents the amount payable if the executive achieves 80% of his or her MJOs and the Company meets its financial goals such that the MJO Bonuses are funded at the 100% level. The target represents the MJO Annual Target set by the Compensation Committee for the executive and is payable if the executive attains 100% of his or her MJOs and the Company meets its financial goals. The maximum is payable if the executive attains 100% of his MJOs and the Company exceeds its financial goals by a specified level.

(*)	The closing price of our common stock on the last trading day immediately preceeding the date of grant or, for premium nonqualified stock option grants, 110% of the closing price of our common stock on the last trading day immediately preceeding the date of grant.

Outstanding Equity Awards at Fiscal 2008 Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market
			Incentive					Plan	or Payout
			Plan					Awards:	Value of
			Awards:				Market	Number	Unearned
	Number of	Number of	Number			Number	Value of	of Unearned	Shares,
	Securities	Securities	of Securities			of Shares or	Shares or	Shares,	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Units or other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock that	Stock that	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(Exercisable)	(Unexercisable)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	#	#	#	$	Date	#	$	#	$

James G. Carlson(1)	470,000	—	—	15.63	5/13/2013	—	—	—	—
	100,000	—	—	18.54	2/11/2014	—	—	—	—
	140,000	—	—	41.60	2/9/2015	—	—	—	—
	36,824	12,275	—	22.75	2/14/2013	—	—	—	—
	25,412	25,412	—	32.74	3/13/2014	—	—	—	—
	6,198	6,198	—	36.01	3/13/2014	—	—	—	—
	21,802	145,409	—	30.63	3/12/2015	—	—	—	—
	10,901	32,705	—	33.69	3/12/2015	—	—	—	—
	—	—	—	—	n/a	—	—	11,759	347,126
	—	—	—	—	n/a	7,429	219,304	—	—
	—	—	—	—	n/a	10,898	321,709	—	—
									—
James W. Truess(2)	112,500	87,500	—	31.32	7/5/2013	—	—	—	—
	19,272	19,273	—	32.74	3/13/2014	—	—	—	—
	5,889	5,890	—	36.01	3/13/2014	—	—	—	—
	7,267	21,804	—	30.63	3/12/2015	—	—	—	—
	3,634	10,902	—	33.69	3/12/2015	—	—	—	—
	—	212,627	—	24.48	11/7/2015	—	—	—	—
	—	—	—	—	n/a	5,000	147,600	—	—
	—	—	—	—	n/a	5,913	174,552	—	—
	—	—	—	—	n/a	5,917	174,670	—	—
	—	—	—	—	n/a	25,531	753,675	—	—
Richard C. Zoretic(3)	100,000	—	—	22.68	9/22/2013	—	—	—	—
	40,000	—	—	18.54	2/11/2014	—	—	—	—
	40,000	—	—	41.60	2/9/2015	—	—	—	—
	29,594	9,865	—	22.75	2/14/2013	—	—	—	—
	17,790	17,790	—	32.74	3/13/2014	—	—	—	—
	2,559	2,559	—	36.01	3/13/2014	—	—	—	—
	6,516	19,548	—	30.63	3/12/2015	—	—	—	—
	3,258	9,774	—	33.69	3/12/2015	—	—	—	—
	—	212,627	—	24.48	11/7/2015	—	—	—	—
	—	—	—	—	n/a	4,782	141,165	—	—
	—	—	—	—	n/a	5,305	156,604	—	—
	—	—	—	—	n/a	25,531	753,675	—	—
									—
Stanley F. Baldwin(4)	4,400	—	—	13.39	2/10/2013	—	—	—	—
	30,000	—	—	41.60	2/9/2015	—	—	—	—
	20,572	6,858	—	22.75	2/14/2013	—	—	—	—
	9,431	9,431	—	32.74	3/13/2014	—	—	—	—
	1,218	1,219	—	36.01	3/13/2014	—	—	—	—
	2,506	7,519	—	30.63	3/12/2015	—	—	—	—
	1,253	3,759	—	33.69	3/12/2015	—	—	—	—
	—	—	—	—	n/a	2,503	73,889	—	—
	—	—	—	—	n/a	2,040	60,221	—	—
									—
Linda K. Whitley-Taylor(5)	—	30,000	—	39.42	1/16/2015	—	—	—	—

(1)	Mr. Carlson’s options granted February 14, 2006 and expiring February 14, 2013, vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2009. Mr. Carlson’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $32.74 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2010. Mr. Carlson’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $36.01 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2010. Mr. Carlson’s options granted March 12, 2008 and expiring March 12, 2015 with an option price of

$30.63, were granted in two tranches. The first tranche, totaling 87,211 options, vest at a rate of 6.25% on March 31, 2008 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2011. The second tranche, totaling 80,000 options, vest at a rate of 50% on March 12, 2010 and 25% on each of the following grant date anniversaries. They will be fully vested on March 12, 2012. Mr. Carlson’s options granted March 12, 2008 and expiring March 12, 2015 with an option price of $33.69 vest at a rate of 6.25% on March 31, 2008 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2011. Mr. Carlson’s restricted stock awards granted February 14, 2006 vest annually at a rate of 25% per year based on the achievement of certain performance parameters as detailed in Footnote 9 to the audited consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 24, 2009. Mr. Carlson’s restricted stock awards granted March 13, 2007 vest annually at a rate of 25% and will be fully vested on March 13, 2011. Mr. Carlson’s restricted stock awards granted March 12, 2008 vest annually at a rate of 25% and will be fully vested on March 12, 2012.

(2)	Mr. Truess’ options granted July 5, 2006 and expiring July 5, 2013, vest at a rate of 25% on July 5, 2007 and 6.25% quarterly thereafter and will be fully vested July 5, 2010. Mr. Truess’ options granted March 13, 2007 and expiring March 13, 2014 with an option price of $32.74 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2010. Mr. Truess’ options granted March 13, 2007 and expiring March 13, 2014 with an option price of $36.01 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2010. Mr. Truess’ options granted March 12, 2008 and expiring March 12, 2015 with an option price of $30.63 vest at a rate of 6.25% on March 31, 2008 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2011. Mr. Truess’ options granted March 12, 2008 and expiring March 12, 2015 with an option price of $33.69 vest at a rate of 6.25% on March 31, 2008 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2011. Mr. Truess’ options granted November 7, 2008 and expiring November 7, 2015 with an option price of $24.48 vest in full on November 7, 2012. Mr. Truess’ restricted stock awards granted November 8, 2006 vest annually at a rate of 25% and will be fully vested on November 8, 2010. Mr. Truess’ restricted stock awards granted March 13, 2007 vest annually at a rate of 25% and will be fully vested on March 13, 2011. Mr. Truess’ restricted stock awards granted March 12, 2008 vest annually at a rate of 25% and will be fully vested on March 12, 2012. Mr. Truess’ restricted stock awards granted November 7, 2008 vest in full on November 7, 2012.

(3)	Mr. Zoretic’s options granted February 14, 2006 and expiring February 14, 2013, vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2009. Mr. Zoretic’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $32.74 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2010. Mr. Zoretic’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $36.01 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2010. Mr. Zoretic’s options granted March 12, 2008 and expiring March 12, 2015 with an option price of $30.63 vest at a rate of 6.25% on March 31, 2008 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2011. Mr. Zoretic’s options granted March 12, 2008 and expiring March 12, 2015 with an option price of $33.69 vest at a rate of 6.25% on March 31, 2008 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2011. Mr. Zoretic’s options granted November 7, 2008 and expiring November 7, 2015 with an option price of $24.48 vest in full on November 7, 2012. Mr. Zoretic’s restricted stock awards granted March 13, 2007 vest annually at a rate of 25% and will be fully vested on March 13, 2011. Mr. Zoretic’s restricted stock awards granted March 12, 2008 vest annually at a rate of 25% and will be fully vested on March 12, 2012. Mr. Zoretic’s restricted stock awards granted November 7, 2008 vest in full on November 7, 2012.

(4)	Mr. Baldwin’s options granted February 14, 2006 and expiring February 14, 2013, vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2009. Mr. Baldwin’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $32.74 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2010. Mr. Baldwin’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $36.01 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2010. Mr. Baldwin’s options granted March 12, 2008 and expiring March 12, 2015 with an option price of $30.63 vest at a rate of 6.25% on March 31, 2008 and 6.25% quarterly thereafter. They will be fully vested on

December 31, 2011. Mr. Baldwin’s options granted March 12, 2008 and expiring March 12, 2015 with an option price of $33.69 vest at a rate of 6.25% on March 31, 2008 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2011. Mr. Baldwin’s restricted stock awards granted March 13, 2007 vest annually at a rate of 25% and will be fully vested on March 13, 2011. Mr. Baldwin’s restricted stock awards granted March 12, 2008 vest annually at a rate of 25% and will be fully vested on March 12, 2012.

(5)	Ms. Whitley-Taylor’s options granted January 16, 2008 and expiring January 16, 2015 vest at a rate of 25% on January 16, 2009 and 6.25% quarterly thereafter, and will be fully vested January 16, 2012.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	#	$	#	$

James G. Carlson	55,000	854,691	2,476	77,152
James W. Truess	—	—	4,471	124,916
Richard C. Zoretic	—	—	1,594	49,669
Stanley F. Baldwin	5,218	42,005	834	25,987
Linda K. Whitley-Taylor	—	—	—	—

Deferred Compensation

We do not maintain a defined benefit pension plan. We do maintain a nonqualified deferred compensation plan that allows certain executives, including our NEOs, to defer, on a tax-deferred basis, receipt of certain salary and bonus payments. We currently maintain two deferred compensation plans, a plan adopted in 2002 (the “2002 Deferred Compensation Plan”) and a plan adopted in 2006 (the “2005 Deferred Compensation Plan”). We adopted the 2005 Deferred Compensation Plan in order to comply with Section 409A of the Code and applicable regulations. As of January 1, 2005, contributions to the 2002 Deferred Compensation Plan were frozen and any contributions subsequent to that date by executives are to be made to the 2005 Deferred Compensation Plan. In the past, Messrs. Carlson and Baldwin have elected to defer compensation under both plans and currently have balances under both plans. The terms of the 2005 Deferred Compensation Plan and 2002 Deferred Compensation Plan are materially similar, except as noted below.

The 2005 Deferred Compensation Plan allows executives to defer up to 50% of their base salary and 100% of their MJO Bonus. An executive may not defer any portion of his or her LTIP Award. The minimum annual deferral is $2,500 and the executive elects the amount of the deferral contribution on an annual basis. This election must be made at least six months prior to the beginning of the applicable year. The amount deferred is indexed to certain approved investment funds. We do not match any portion of the executive’s deferral contribution.

Under the terms of the 2005 Deferred Compensation Plan, an executive elects the deferred compensation distribution terms at the time the executive makes the initial election to make a deferral contribution. The minimum deferred distribution period is five years. The executive may elect that distributions be made upon retirement in a lump sum or ratably over a five, ten or fifteen year period. Retirement eligibility is determined by a committee comprised of Company executives that administers the deferred compensation plans. The executive may change his or her distribution election at any time prior to one year preceding the executive’s retirement, but the executive cannot accelerate distribution. In the event that the executive’s employment terminates prior to retirement, the executive’s balance in the plan is distributed in accordance with the terms of the plan, but in no event earlier than six months following the date of termination. A plan participant may request a hardship withdrawal of his or her deferral contributions. This request is granted solely at the discretion of the committee that administers the plan.

The 2002 Deferred Compensation Plan allows participants to make an early withdrawal of deferred compensation, subject to a 10% early withdrawal penalty. The 2005 Deferred Compensation Plan does not have this feature.

2008 Nonqualified Deferred Compensation

Aggregate
	Executive	Registrant	Aggregate	Withdrawals/
	Contributions	Contributions	Earnings	Distributions	Aggregate Balance
	in Last Fiscal	in Last Fiscal	in Last Fiscal	in Last Fiscal	at Last Fiscal
	Year (1)	Year	Year	Year	Year End (2)
Name	$	$	$	$	$

James G. Carlson	882,188	—	(364,392)	—	1,335,674
James W. Truess	—	—	—	—	—
Richard C. Zoretic	—	—	—	—	—
Stanley F. Baldwin	—	—	(117,335)	—	186,883
Linda K. Whitley-Taylor	—	—	—	—	—

(1)	Amounts are salary and/or bonus electively deferred by NEO and are not matched by the Company and are reflected in the appropriate column in the Summary Compensation Table.

(2)	Amounts are reflected in the appropriate column in the 2008 Summary Compensation Table, or previous Summary Compensation Tables, as applicable.

Change in Control and Termination Payments

Change in Control

As of December 31, 2008, under our CIC Policy (described on pages 28-29), our NEOs would have been entitled to the amounts set forth in the following table had a change in control and a qualifying termination of employment occurred on December 31, 2008.

Potential Change in Control Awards

								Base	Target
			2009	2010	2011		Accelerated	Salary	Bonus	Interrupted
		2008	LTIP	LTIP	LTIP	Accelerated	Vesting of	Times	Times	Performance		Total
	2008	Target	Award	Award	Award	Vesting of	Restricted	CIC	CIC	Cycle		Change in
	Base	MJO	(Years 1,	(Years 1,	(Years 1,	Options	Stock	Multiple	Multiple	Bonus	280(g)	Control
	Salary	Bonus	2 & 3)	2 &3)	2 &3)	(1)	(2)	(3)	(3)	(4)	Gross-Up	Award
Name	$	$	$	$	$	$	$	$	$	$	$	$

James G. Carlson	775,000	1,356,250	300,000	525,000	725,000	83,102	888,139	2,325,000	4,068,750	1,356,250	3,634,356	13,905,597
James W. Truess	525,000	525,000	325,000	350,000	300,000	1,071,640	1,250,497	1,050,000	1,050,000	525,000	1,943,586	7,865,723
Richard C. Zoretic	525,000	525,000	325,000	350,000	300,000	1,138,426	1,051,443	1,050,000	1,050,000	525,000	2,014,650	7,804,519
Stanley F. Baldwin	365,000	300,000	145,000	175,000	100,000	46,429	134,109	730,000	600,000	300,000	—	2,230,538
Linda K. Whitley-Taylor	300,000	175,000	—	—	100,000	—	—	600,000	350,000	175,000	—	1,225,000

(1)	Number of unvested options multiplied by the difference between the closing stock price on December 31, 2008 of $29.52 and the applicable strike price of the option. No value is assigned to option grants whose strike price is in excess of the market price at December 31, 2008. The value of the vested but unexercised portion of each option has not been included in these amounts because their receipt is not affected or accelerated by the change in control.

(2)	Number of unvested performance based restricted stock awards multiplied by the closing stock price on December 31, 2008 of $29.52.

(3)	The following multiples apply as of December 31, 2008: 3x for Mr. Carlson and 2x for Messrs. Truess, Zoretic, Baldwin and Ms. Whitley-Taylor.

(4)	Earned but unpaid MJO Bonus Target for the 2008 performance year as of December 31, 2008.

Termination of Employment

Payments in the case of involuntary termination of Mr. Carlson’s employment are determined under his Employment Agreement, which is described on page 40 under the section entitled “Other Executive Agreements and Arrangements.” Under the terms of the Employment Agreement, in the event that the Company terminates Mr. Carlson’s employment without Cause (as defined in his employment agreement), including as a result of his death or following his Permanent Disability (as defined in his employment agreement), or in the event Mr. Carlson terminates his employment for Changed Circumstances (as defined in his employment agreement), the Company shall provide him with certain termination and severance benefits, including payments totaling two times the sum of his then current annual base salary and Annual MJO Target. The effect of Mr. Carlson’s employment termination on his previously received LTIP Awards and outstanding equity awards are controlled by the terms of the applicable plan or award agreement. Under the terms of Mr. Carlson’s existing LTIP Awards, all installments are forfeited upon voluntary termination of employment or termination for cause. In the event of termination of employment without cause, the Committee, in its discretion, may authorize payment of any funded LTIP Award installments. In the event of termination of employment by reason of death or following disability, all vested and unvested LTIP Award installments become payable. With respect to Mr. Carlson’s outstanding equity awards, all vested and unvested awards (options and restricted stock) would be forfeited upon termination of employment for cause and all unvested awards would be forfeited upon voluntary termination or termination without cause. Termination of Mr. Carlson’s employment following a change in control is controlled by our CIC Policy, as discussed on pages 28 and 29.

Payments in the case of termination of employment of our NEOs (other than Mr. Carlson) are determined under our Severance Plan, which is described on page 29.

The table below shows the potential payments payable to Mr. Carlson under his employment agreement if his employment had terminated on December 31, 2008 (other than a termination of employment in connection with a change in control).

Potential Involuntary Termination Severance Payments for Mr. Carlson

	Reason for Termination of Employment
		Without Cause or
		For Changed
	For Cause	Circumstances(1)	Voluntary	Following Disability(2)	Death(2)
Component	$	$	$	$	$

Salary	—	1,550,000	—	1,550,000	1,550,000
Target MJO Bonus	—	2,712,500	—	2,712,500	2,712,500
LTIP(3)	—	—	—	966,667	966,667
Other	—	—	—	—	—
Equity	—	—	—	—	—

Total Severance Payment	—	4,262,500	—	5,229,167	5,229,167

(1)	Changed Circumstances means a change in Mr. Carlson’s duties and responsibilities such that they are materially inconsistent with his duties and responsibilities immediately prior to the implementation of such change or the reduction of Mr. Carlson’s target annual compensation by 10% or more, excluding any across-the-board reductions of compensation for Company executives.

(2)	Such payments, in the case of termination as a result of death, shall be reduced by all amounts payable to Mr. Carlson’s beneficiaries pursuant to any life insurance policies on his life maintained by the Company, and such payments, in the case of termination following a Permanent Disability, shall be reduced by the present value of any monthly disability benefit payable to Mr. Carlson during the first twenty-four months of disability under any disability insurance coverage provided to him by the Company.

(3)	Pursuant to the terms of the LTIP Awards, all vested and unvested LTIP Awards vest and become payable upon death or disability.

The table below shows the potential payments payable to our NEOs (other than Mr. Carlson) under our Severance Plan if his or her respective employment with the Company had terminated on December 31, 2008 (other than a termination of employment in connection with a change in control).

Potential Involuntary Termination Severance Payments for our NEOs (other than Mr. Carlson)

			2009
		2008	LTIP	2010
	2008	Target	Award	LTIP		Total
	Base	MJO	(Years 1	Award	COBRA	Severance
	Salary	Bonus	& 2) (1)	(Year 1) (1)	Subsidy	Payment
Name	$	$	$	$	$	$

James W. Truess	525,000	525,000	258,333	216,667	10,566	1,535,566
Richard C. Zoretic	525,000	525,000	258,333	216,667	9,910	1,534,910
Stanley F. Baldwin	365,000	300,000	111,667	108,333	10,541	895,541
Linda K. Whitley-Taylor	300,000	175,000	—	—	10,030	485,030

(1)	The above NEOs are also entitled to these LTIP Awards in the event of their death or disability.

Other Executive Agreements and Arrangements

Employment Agreement with James G. Carlson

The Company has an Employment Agreement with its Chief Executive Officer and President, James G. Carlson. The Employment Agreement commenced on January 16, 2008 and continues for a period of three years, with successive one-year automatic renewal terms thereafter, unless earlier terminated in accordance with the agreement. Mr. Carlson earns an annual base salary that is to be reviewed for adjustment on an annual basis by the Board of Directors of the Company. Mr. Carlson is eligible to participate in the Company’s cash and equity incentive plans in accordance with the terms and conditions of the plans, including such opportunities and limitations as may be applicable to his position. He is also eligible to participate in the Company’s other compensation and benefits plans on the same basis as other senior management level employees of the Company.

Payments to Mr. Carlson under his Employment Agreement in the event of termination of his employment are described above under the section entitled Change in Control Payments and Termination.

We do not have employment agreements with any of our other NEOs.

Compensation of Directors

Directors who are officers or employees of the Company receive no compensation for service as a member of the Board of Directors. Directors who are not officers or employees of the Company (“Non-management Directors”) receive the compensation described below.

Cash Compensation.  Non-management Directors receive a quarterly retainer of $8,750, payable in arrears, and an attendance fee of $2,500 for each Board of Directors meeting attended in person and $1,000 for participating by conference call in a Board of Directors meeting. The Audit Committee Chairperson and the Compensation Committee Chairperson receive an additional retainer of $10,000, payable $2,500 per quarter, in arrears, and the Nominating and Corporate Governance Committee Chairperson receives an additional retainer of $8,000, payable $2,000 per quarter, in arrears. Our Lead Independent Director receives an additional retainer of $10,000, payable $2,500 per quarter in arrears. Non-management Directors receive an attendance fee of $1,500 for each Committee meeting attended in person and $1,000 for participating by conference call in a Committee meeting. Non-management Directors are also reimbursed for their reasonable expenses incurred in connection with their service.

Equity Compensation.  Non-management Directors receive an annual equity grant with a value of approximately $170,000, based upon the Black-Scholes-Merton option pricing model, comprised of nonqualified stock options and shares of restricted stock. The date of grant of the award is the day of the Annual Meeting of Stockholders. The nonqualified stock options and shares of restricted stock granted in 2008 will vest in full on April 30, 2009. The nonqualified option grants have an exercise price equal to the closing price of the Company’s common stock on the last trading day immediately preceding the date of grant. On May 8, 2008, we granted our Non-management Directors nonqualified stock options to purchase 7,897 shares of the Company’s common stock and 3,301 shares of restricted stock. The exercise price of the stock options is $25.75. The stock options expire seven years from the date of grant.

Non-management Director compensation for 2008 is set forth in the following table.

2008 Compensation of Directors

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
				Incentive	Deferred
	Fees Earned	Stock	Option	Plan	Compensation	All Other
	or Paid Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	$	$(1)	$(2)	$	$	$	$

Thomas E.Capps (3)	60,000	86,867	74,664	—	—	—	221,531
Jeffrey B. Child (4)	77,500	86,867	74,664	—	—	—	239,031
Kay Coles James (5)	69,000	86,867	74,664	—	—	—	230,531
William J. McBride (6)	90,000	86,867	74,664	—	—	—	251,531
Uwe E. Reinhardt, Ph.D. (7)	65,000	86,867	74,664	—	—	—	226,531
Richard D. Shirk (8)	91,500	86,867	74,664	—	—	—	253,031
Emerson U. Fullwood (9)	—	—	—	—	—	—	—
Jeffrey L. McWaters (10)(11)	—	34,014	285,528	185,226	—	636,024	1,140,792

(1)	Amounts reflected under Stock Awards represent the expense recorded in the Company’s 2008 audited consolidated financial statements based on the fair value of restricted stock awards based upon the closing price on the last trading day immediately preceeding the date of grant.

(2)	Amounts reflected under Option Awards represent the expense recorded in the Company’s 2008 audited consolidated financial statements based on the fair value of stock option awards using a Black-Scholes-Merton option pricing model. The assumptions used in this model are detailed in Note 9 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 24, 2009.

(3)	Mr. Capps has 7,897 unvested options at an exercise price of $25.75 with an expiration date of May 8, 2015, that will vest in full on April 30, 2009. Mr. Capps has 3,301 shares of restricted stock that will vest in full on April 30, 2009. The total grant date fair value of the options granted in 2008 using a Black-Scholes-Merton option pricing model was $85,840 and the total grant date fair value of the restricted stock granted in 2008 was $85,001.

(4)	Mr. Child has 7,897 unvested options at an exercise price of $25.75 with an expiration date of May 8, 2015, that will vest in full on April 30, 2009. Mr. Child has 3,301 shares of restricted stock that will vest in full on April 30, 2009. The total grant date fair value of the options granted in 2008 using a Black-Scholes-Merton option pricing model was $85,840 and the total grant date fair value of the restricted stock granted in 2008 was $85,001.

(5)	Ms. James has 7,897 unvested options at an exercise price of $25.75 with an expiration date of May 8, 2015, that will vest in full on April 30, 2009. Ms. James has 3,301 shares of restricted stock that will vest in full on April 30, 2009. The total grant date fair value of the options granted in 2008 using a Black-Scholes-Merton option pricing model was $85,840 and the total grant date fair value of the restricted stock granted in 2008 was $85,001.

(6)	Mr. McBride has 7,897 unvested options at an exercise price of $25.75 with an expiration date of May 8, 2015, that will vest in full on April 30, 2009. Mr. McBride has 3,301 shares of restricted stock that will vest in full on April 30, 2009. The total grant date fair value of the options granted in 2008 using a Black-Scholes-Merton option pricing model was $85,840 and the total grant date fair value of the restricted stock granted in 2008 was $85,001.

(7)	Dr. Reinhardt has 7,897 unvested options at an exercise price of $25.75 with an expiration date of May 8, 2015, that will vest in full on April 30, 2009. Dr. Reinhardt has 3,301 shares of restricted stock that will vest in full on April 30, 2009. The total grant date fair value of the options granted in 2008 using a Black-Scholes-Merton option pricing model was $85,840 and the total grant date fair value of the restricted stock granted in 2008 was $85,001.

(8)	Mr. Shirk has 7,897 unvested options at an exercise price of $25.75 with an expiration date of May 8, 2015, that will vest in full on April 30, 2009. Mr. Shirk has 3,301 shares of restricted stock that will vest in full on April 30, 2009. The total grant date fair value of the options granted in 2008 using a Black-Scholes-Merton option pricing model was $85,840 and the total grant date fair value of the restricted stock granted in 2008 was $85,001.

(9)	Mr. Fullwood joined our Board of Directors on February 11, 2009. Therefore, no amounts were earned or paid nor was any stock or option award granted during 2008 to Mr. Fullwood.

(10)	Mr. McWaters received equity grants in 2008 as an employee of the Company and not as consideration for service as a Director. Mr. McWaters has options granted March 12, 2008 and expiring August 31, 2011 at an exercise price of $30.63 and $33.69 that vest at a rate of 16.66% on March 31, 2008 and 16.66% quarterly thereafter. They will be fully vested on June 30, 2009. Additionally, Mr. McWaters had 6,014 shares of restricted stock awards granted on March 12, 2008, of which 4,009 vest on March 12, 2009 and the remaining 2,005 vest on August 31, 2009. The total grant date fair value of options granted in 2008 using a Black-Scholes-Merton option pricing model was $332,082 and the total grant date fair value of restricted stock granted in 2008 was $184,209. Amounts set forth in the Non-Equity Incentive Plan Compensation column above represent amounts earned by Mr. McWaters under the Company’s 2009 LTIP Award and 2010 LTIP Award, the payment of which is made in accordance with Mr. McWaters Retirement and Consulting Agreement, which is described below.

(11)	Mr. McWaters is our former Chief Executive Officer and Chairman of the Board. In connection with his retirement as Chief Executive Officer, he entered into a Retirement and Consulting Agreement with the Company, as detailed more fully in our Definitive Proxy Statement filed with the SEC on April 2, 2008. He resigned as Chief Executive Officer on August 31, 2007, as Chairman of the Board and a Director on May 8, 2008 and as an employee of the Company on May 31, 2008. From May 31, 2008 through August 31, 2009, Mr. McWaters will serve as a consultant to the Company (the “Consulting Period”).

Mr. McWaters received a base monthly salary of $37,500 from September 1, 2007 through May 31, 2008 and was eligible to participate in certain of the Company’s benefits plans. During the Consulting Period, the Company pays Mr. McWaters a base monthly consulting fee of $27,083 and provides Mr. McWaters with administrative support, including executive-level secretarial support and office space. Other Compensation set forth above for Mr. McWaters was paid in accordance with his Retirement and Consulting Agreement, the components of which were as follows:

Salary	$193,750
Consulting Fees	186,536
401(k) Retirement	5,754
Paid Annual Leave Balance at Retirement	94,264
Life Insurance Premiums	1,801
Medical Insurance Stipend	302
Executive Health Screening	5,300
Administrative Support	148,317

$636,024

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions.

We review all relationships and transactions in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Indemnification Agreements

The Company has entered into an indemnification agreement with each of its executive officers and Directors. The indemnification agreement provides that the Director or officer will be indemnified to the fullest extent permitted by law for claims arising in such person’s capacity as a Director or executive officer. The agreement further provides that in the event of a change of control of the Company, the Company would seek legal advice from an approved special independent counsel selected by the officer or Director, who has not performed services for either party for five years, to determine the extent to which the executive officer or Director would be entitled to an indemnity under applicable law. Also, in the event of a change of control or a potential change of control, the Company would, at the executive officer’s or Director’s request, establish a trust in an amount equal to all reasonable expenses anticipated in connection with investigating, preparing for and defending any claim. The Company believes that these agreements are necessary to attract and retain skilled management and Directors with experience relevant to our industry.

PROPOSAL #2:

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Upon the recommendation of our Audit Committee, the Board of Directors has appointed KPMG LLP to serve as our independent registered public accounting firm for 2009. KPMG LLP has served in this capacity since 1994. We are asking our stockholders to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for 2009. No Director or executive officer of the Company has any substantial interest in the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Although ratification is not required under our Amended and Restated By-Laws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to our stockholders as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may, subject to the approval of the Board of Directors, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required for ratification of the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm. In tabulating the vote, abstentions will have the same effect as voting against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” such ratification.

Independent Registered Public Accounting Firm’s Fees

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for 2008 and 2007 and for fees billed for other services rendered by KPMG LLP:

Fee Category	Fiscal 2008 Fees	Fiscal 2007 Fees

Audit Fees	$1,480,000	$1,381,000
Audit Related Fees	172,600	91,000
Tax Fees	—	3,400
All Other Fees	48,800	59,500

Total Fees	$1,701,400	$1,534,900

Audit Fees

Audit Fees consisted of fees billed for professional services rendered for the audits of the Company’s consolidated financial statements, the audits of the Company’s internal control over financial reporting, and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The aggregate Audit Fees billed for each of the last two fiscal years are set forth in the above table.

Audit Related Fees

Audit Related Fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting research support, employee benefit plan audits and attest services that are required by statute or regulation. The aggregate Audit Related Fees billed for each of the last two fiscal years are set forth in the above table.

Tax Fees

Tax Fees consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax audit defense. The aggregate Tax Fees billed for each of the last two fiscal years are set forth in the above table.

All Other Fees

All Other Fees in 2008 consisted of assistance and consultations related to state examiner reviews, regulatory compliance advisory services, services related to a consent in connection with related to the Company’s shelf registration and in 2007 consisted of services related to comfort letters in connection with the Company’s issuance of 2.0% convertible notes. The aggregate All Other Fees billed for each of the last two fiscal years are set forth in the above table.

PROPOSAL #3:

APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN

The Board of Directors has adopted the 2009 Equity Incentive Plan, subject to approval by stockholders, and recommends it for stockholder approval at the forthcoming Annual Meeting. The Board of Directors believes it to be in the best interest of the Company to adopt the 2009 Equity Incentive Plan to promote our long-term growth and profitability by providing our key employees, Directors and consultants with incentives to improve the value of our common stock. We are seeking your approval so that we may use the 2009 Equity Incentive Plan to grant incentive stock options (options that enjoy certain favorable tax treatment under Sections 421 and 422 of the Code), to enhance our ability to grant awards that qualify for the performance-based exception to the federal income tax deduction limits that otherwise apply to us under Section 162(m) of the Code, and to satisfy certain stockholder approval requirements of the NYSE.

The 2009 Equity Incentive Plan is intended to encourage the key employees, Directors and consultants of the Company to own our common stock and to provide additional incentive to those employees, Directors and consultants of the Company whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.

Vote Required

Under our Amended and Restated By-Laws and applicable requirements of the NYSE, the 2009 Equity Incentive Plan will be approved if a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote “FOR” this item, provided that the total vote cast represents more than 50% in voting power of all shares entitled to vote on this item. In tabulating the vote, abstentions will have the same effect as voting against the proposal and broker non-votes will be disregarded and have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote “FOR” approval of the adoption of the 2009 Equity Incentive Plan.

2009 Equity Incentive Plan Description

The following is a brief description of the principal features of the 2009 Equity Incentive Plan. It does not purport to be complete and is qualified in its entirety by the full text of the 2009 Equity Incentive Plan, which is attached hereto as Exhibit A.

General.  We have reserved for issuance under the 2009 Equity Incentive Plan a maximum of 3,635,000 shares of common stock, plus the number of shares available for issuance under the Company’s 1994 Stock Plan, the Company’s 2000 Equity Incentive Plan, the Company’s 2003 Equity Incentive Plan and the Company’s 2005 Equity Incentive Plan as of the date the 2009 Equity Incentive Plan is approved by the Company’s stockholders, subject to adjustment as described in the 2009 Equity Incentive Plan. As of February 27, 2009, the number of securities to be issued upon exercise of outstanding options was 5,298,011, at a weighted-average exercise price of $27.52, with a remaining average contractual life of 4.68 years. As of February 27, 2009, 343,609 unvested shares of restricted stock were outstanding, at a weighted-average grant date fair value of $28.35. As of February 27, 2009, there remained a combined total of 1,399,936 shares available for grant under those prior plans. The aggregate number of shares available for issuance under the 2009 Equity Incentive Plan will be reduced by 1.46 shares for each share issued in settlement of any award that is not an option or a stock appreciation right. If the 2009 Equity Incentive Plan is approved, all future grants will be made under the 2009 Equity Incentive Plan and no future grants will be made under the 1994 Stock Plan, the 2000 Equity Incentive Plan, the 2003 Equity Incentive Plan or the 2005 Equity Incentive Plan (although shares may be issued pursuant to outstanding awards).

If an award granted under the 2009 Equity Incentive Plan expires or is terminated, the shares of our common stock underlying the award will again be available under the 2009 Equity Incentive Plan. To the extent shares of our common stock are tendered to exercise any award under the 2009 Equity Incentive Plan, such shares shall not become available again for issuance under the 2009 Equity Incentive Plan. The grant of an award that may be settled only in cash will not reduce the number of shares available for grant under the 2009 Equity Incentive Plan, and upon exercise of a stock appreciation right, the total number of shares subject to the stock appreciation right (and not just the number of shares issued) will reduce the number of shares available for additional award grants.

No individual may be granted awards under the 2009 Equity Incentive Plan in any calendar year covering more than 1,000,000 shares.

In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, consolidation, separation or similar event, the 2009 Equity Incentive Plan provides for appropriate adjustments in the number and class of shares of our common stock available for issuance or grant and in the number and/or price of shares subject to awards.

Types of Awards.  The following awards may be granted under the 2009 Equity Incentive Plan:

•	stock options, including incentive stock options and non-qualified stock options,

•	restricted stock,

•	restricted stock units,

•	stock appreciation rights,

•	stock bonuses, and

•	other stock-based awards.

Administration.  The 2009 Equity Incentive Plan will be administered by the Compensation Committee of the Board of Directors unless the Board of Directors in its discretion appoints another person or entity to administer the 2009 Equity Incentive Plan. The Board anticipates that the Compensation Committee will administer the 2009 Equity Incentive Plan. For convenience, the administrator of the 2009 Equity Incentive Plan will be referred to below as the Committee.

The Committee may, subject to the provisions of the 2009 Equity Incentive Plan, determine the persons to whom awards will be granted, the type of awards to be granted, the number of shares to be made subject to awards and the exercise price. The Committee may also condition the award on the attainment of certain goals, determine other terms and conditions that shall apply to awards, interpret the 2009 Equity Incentive Plan and prescribe, amend and rescind rules and regulations relating to the 2009 Equity Incentive Plan. However, awards other than options and stock appreciation rights granted to any participant shall vest over a minimum period of three years, provided that (i) in the event of a change in control of the Company or, in respect of such an award to any participant, in the event of the participant’s death, disability or retirement, no such minimum vesting period shall be required, (ii) to the extent vesting in such an award is conditioned upon the achievement of one or more performance goals, the award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iii) up to an aggregate of 10% of the maximum number of shares that may be issued under the 2009 Equity Incentive Plan may be made subject to such awards without minimum vesting requirements. The Committee may delegate its authority to a subcommittee of its members and may delegate to any of our senior management the authority to make grants of awards to our employees who are not our executive officers or directors. The terms and conditions of each award granted under the 2009 Equity Incentive Plan will be set forth in a written award agreement relating to the award.

In the event that the Committee grants an award that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the Committee in its discretion may condition payment under the award in whole or in part on the attainment over a specified period of (or a specified increase or decrease in) one or more of the following business criteria as applied to an award recipient under the 2009 Equity Incentive Plan and/or a business unit of the Company or its affiliates on an absolute or relative basis or in comparison to a peer group or other market measure: (1) our common stock price; (2) return on fair market value of stockholder equity; (3) earnings per share of our common stock; (4) net income (before or after taxes); (5) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA”, or “EBITDA”); (6) gross revenue; (7) return on assets; (8) market share; (9) cost reduction goals; (10) earnings from continuing operations, levels of expense, cost or liability; (11) membership goals; (12) total shareholder return; (13) return on investment; (14) return on capital; (15) membership satisfaction; (16) new product development; (17) new market penetration;

(18) goals relating to acquisitions or divestitures; (19) economic value added; (20) operating cash flows; (21) operating margin; (22) expense management; and (23) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period, in each case, as applicable, as determined in accordance with generally accepted accounting principles.

Payments under such awards will be made, in the case of employees covered under Section 162(m) of the Code, solely on account of the attainment of such performance goals established in writing by the Committee not later than the date on which 25% of the period of service to which the award relates has elapsed.

To the extent provided in an award agreement, the Committee may, without amendment to the 2009 Equity Incentive Plan, (i) accelerate the date on which any option or stock appreciation right becomes exercisable, waive or amend the operation of provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option or stock appreciation right, and (ii) in the event of a change in control of the Company or a participant’s death, disability or retirement, accelerate the lapse of restrictions, or waive any other condition imposed, with respect to any restricted stock, restricted stock units, stock bonus or other awards or otherwise adjust any of the terms applicable to any such award, provided that the Committee may not adversely affect any outstanding award without the consent of the holder thereof.

Eligibility.  Awards may be granted under the 2009 Equity Incentive Plan to our employees, Directors and consultants, as selected by the Committee in its sole discretion. Grants under the 2009 Equity Incentive Plan will be made in the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the 2009 Equity Incentive Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2009 Equity Incentive Plan. As of March 16, 2009, the closing price per share of our common stock on the NYSE was $26.12.

Term and Conditions of Options.  Stock options granted under the 2009 Equity Incentive Plan may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not such an incentive stock option). The exercise price of a stock option granted under the 2009 Equity Incentive Plan will be determined by the Committee at the time the option is granted, but the exercise price may not be less than the fair market value of our common stock (determined generally as the closing price per share of our common stock on the date of grant, or if a sale price was not reported on such date, the closing price on the trading day most recently preceding the date of grant). Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable option agreement. The Committee will also determine the maximum duration of the period in which the option may be exercised, which may not exceed ten years from the date of grant. All of the shares available for issuance under the 2009 Equity Incentive Plan may be made subject to incentive stock options.

The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:

•	in cash or cash equivalents,

•	the surrender of previously acquired shares of our common stock,

•	authorization for us to withhold a number of shares otherwise payable pursuant to the exercise of an option, or

•	to the extent permitted by applicable law, through a “broker cashless exercise” procedure acceptable to the Committee.

Restricted Stock.  The 2009 Equity Incentive Plan provides for awards of our common stock that are subject to restrictions on transferability and others restrictions that may be determined by the Committee in its discretion. Such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a stockholder (for instance, the right to receive dividends on the shares of restricted stock and the right to vote the shares).

Restricted Stock Units.  The 2009 Equity Incentive Plan provides for awards of restricted stock units which, upon vesting, entitle the participant to receive an amount in cash or common stock (as determined by the Committee and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the award. Vesting of all or a portion of a restricted stock unit award may be subject to terms and conditions established by the Committee.

Stock Appreciation Rights (“SARs”).  The 2009 Equity Incentive Plan provides that the Committee, in its discretion, may award stock appreciation rights, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be the fair market value of a share of our common stock (as described above). The grant price of tandem SARs will equal the exercise price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes. SARs will be payable in cash, shares of our common stock or a combination of both, as determined in the Committee’s discretion and set forth in the applicable award agreement.

Stock Bonuses; Other Awards.  The 2009 Equity Incentive Plan provides that the Committee, in its discretion, may award shares of our common stock that are not subject to restrictions on transferability or otherwise. In addition, the Committee may grant other awards valued in whole or in part, by reference to, or otherwise based on, our common stock.

Clawback.  If (i) a participant breaches any non-compete or confidentiality covenant set out in any award agreement or (ii) the Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined in its sole discretion that a participant had knowledge of or should have known of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company or personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur, the participant (i) shall forfeit the right to receive any future awards under the Plan, and (ii) the Company may demand repayment in respect of any awards already received by a participant.

Change in Control.  The Committee in its discretion may provide that, in the event of a change in control (as defined in the 2009 Equity Incentive Plan), whether alone or in combination with other events, the vesting and exercisability restrictions on any outstanding award that is not yet fully vested and exercisable will lapse in part or in full. Unless otherwise provided in an award agreement, all outstanding shares of restricted stock and restricted stock units shall immediately vest, and each option and stock appreciation right shall become fully and immediately exercisable, if (i) there is a change in control and (ii) the participant’s employment or service with the Company or affiliate is terminated for any reason other than for cause (as defined in the 2009 Equity Incentive Plan) within two years following the change in control, or the participant terminates employment or service with the Company and its affiliates within two years following the change in control and after there is a material adverse change in the nature or status of the participant’s duties or responsibilities from those in effect immediately prior to the change in control.

Termination of Employment.  Unless otherwise determined by the Committee, the termination of a participant’s employment or service will immediately cancel any unvested portion of awards granted under the 2009 Equity Incentive Plan. At the time of grant, the Committee in its discretion may provide that, if a participant’s employment or service terminates other than because of cause, death or disability, all options that are exercisable at the time of termination may be exercised by the participant for no longer than 90 days after the date of termination (or such other period as it determines). If a participant’s employment or service terminates for cause, all options held by the participant will immediately terminate. The Committee may provide that, if a participant’s employment or service terminates as a result of death, all options that are exercisable at the time of death may be exercised by the participant’s heirs or distributees for a period of one year (or such other period as it determines). The Committee may provide that, if a participant’s employment or service terminates because of disability, all options that are exercisable at the time of termination may be exercised for a period of one year (or such other period as it determines). However, in no case may an option be exercised after it expires.

Amendment and Termination of the 2009 Equity Incentive Plan.  The Board of Directors may modify or terminate the 2009 Equity Incentive Plan or any portion of the 2009 Equity Incentive Plan at any time (subject to participant consent where such change would adversely affect an award previously granted to the participant), except that an amendment that (i) requires stockholder approval in order for the 2009 Equity Incentive Plan to continue to comply with any law, regulation or stock exchange requirement, (ii) increases benefits under the 2009 Equity Incentive Plan (provided that stockholder approval shall not be required for increases that are not material and do not require such approval under applicable law or stock exchange rules), (iii) increases the number of shares authorized under the 2009 Equity Incentive Plan or (iv) modifies the requirements for participation in the 2009 Equity Incentive Plan will not be effective unless approved by the requisite vote of our stockholders. In addition, except for a change in the Company’s capitalization, neither the 2009 Equity Incentive Plan nor the terms of outstanding awards may be amended to effectively decrease the exercise price of any outstanding option or stock appreciation right or cancel or surrender outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original option or stock appreciation right unless first approved by the requisite vote of our stockholders. No awards may be granted under the 2009 Equity Incentive Plan after the day prior to the tenth anniversary of its adoption date, but awards granted prior to that time can continue after such time in accordance with their terms.

Certain Federal Income Tax Consequences of Options.  The following is a discussion of certain federal income tax effects currently applicable to stock options granted under the 2009 Equity Incentive Plan. The discussion is a summary only, and the applicable law is subject to change. Reference is made to the Code for a complete statement of all relevant federal tax provisions.

Nonqualified Stock Options (“NSOs”)

An optionee generally will not recognize taxable income upon the grant of a NSO. Rather, at the time of exercise of such NSO, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the amount received upon such sale, exchange or disposition and the fair market value of such stock on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive Stock Options (“ISOs”)

An optionee will not recognize any ordinary income (and the Company will not be permitted any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of our common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the optionee’s “alternative minimum taxable income.”

Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs, discussed above.

If stock acquired pursuant to the timely exercise of an ISO is later disposed of, and if the stock is a capital asset of the optionee, the optionee generally will recognize short-term or long-term capital gain or loss (depending upon the length of time such shares were held by the optionee) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the optionee.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him or her upon exercise (a “disqualifying disposition”), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as short-term or long-term capital gain (depending upon the length of time such shares were held by the optionee) to the extent of any excess of the amount realized on such disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the optionee. In such case, the Company may claim an income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows the securities authorized for issuance under the Equity Compensation Plans as of December 31, 2008.

Number of Securities
	Number of		Remaining Available for
	Securities to be		Future Issuance Under
	Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in the First
	and Rights	and Rights	Column)(1)

Equity compensation plans approved by security holders	5,414,388	$27.17	2,007,892
Equity compensation plans not approved by security holders	—	—	—

Total	5,414,388	$27.17	2,007,892

(1)	Includes a total of 1,398,589 shares not yet issued as of December 31, 2008 under the Company’s 1994 Stock Plan and the Company’s 2000, 2003, and 2005 Equity Incentive Plans and 609,303 shares not yet issued under the Company’s Employee Stock Purchase Plan.

Exhibit A

AMERIGROUP CORPORATION 2009 EQUITY INCENTIVE PLAN

Section  1.  Purpose of Plan.

The name of this plan is the AMERIGROUP Corporation 2009 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to those officers, employees, consultants, and non-employee Directors of the Company and its Subsidiaries and Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Awards. The Plan is intended to satisfy the requirements of sections 162(m) and 409A of the Code and shall be interpreted in a manner consistent with the requirements thereof. This Plan is intended to replace the Prior Plans and no new grant of awards may be made under the Prior Plans following approval of the Plan by the Company’s stockholders.

Section 2.  Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means, except to the extent otherwise provided by the Board, the Committee.

(b) “Affiliate” means any entity 50% or more of the voting power of the outstanding voting securities of which is owned by the Company or its Subsidiaries or by any other Affiliate.

(c) “Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus or Other Awards under the Plan.

(d) “Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless a Participant is a party to a written employment agreement with the Company, Subsidiary or Affiliate which contains a definition of “cause,” “termination for cause,” or any other similar term or phrase, in which case “Cause” shall have the meaning set forth in such agreement, conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant to render services to the Company or any Subsidiary or Affiliate in accordance with the Participant’s obligations and position with the Company, Subsidiary or Affiliate, after 30 days’ notice from the President of the Company or any Subsidiary or Affiliate, such notice setting forth in reasonable detail the nature of such failure, and in the event the Participant fails to cure such breach or failure within 30 days of notice from the Company or any Subsidiary or Affiliate, if such breach or failure is capable of cure; (ii) dishonesty, gross negligence, breach of fiduciary duty; (iii) the commission by the Participant of an act of fraud or embezzlement, as found by a court of competent jurisdiction; (iv) the conviction of the Participant of a felony; or a (v) material breach of the terms of an agreement with the Company or any Subsidiary or Affiliate, provided that the Company or any Subsidiary or Affiliate provides the Participant with adequate notice of such breach and the Participant fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice.

(g) “Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(h) “Change in Control” means the first to occur of any one of the events set forth in the following paragraphs (provided, in respect of each Award that is subject to section 409A of the Code, such event also constitutes, within the meaning of section 409A(a)(2)(A)(v) of the Code, (x) a change in the ownership of the Company, (y) a change in the effective control of the Company, or (z) a change in the ownership of a substantial portion of the Company’s assets):

(i) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of the Plan, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least a majority of the board of directors of which comprises individuals who were directors of the Company immediately prior to such sale or disposition.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(j) “Committee” means the Compensation Committee of the Board or, to the extent so provided by the Board, any other person, committee or entity the Board may appoint to administer the Plan. The Compensation Committee of the Board may designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee) to the extent necessary to cause the Committee to (i) consist solely of persons who are “Non-employee Directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) consist solely of persons who are “outside directors” as defined in section 162(m) of the Code, or (iii) satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.

(k) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(l) “Company” means AMERIGROUP Corporation, a Delaware corporation (or any successor corporation).

(m) “Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

(n) “Effective Date” has the meaning set forth in Section 18.

(o) “Eligible Recipient” means an employee, officer, consultant or director (including a non-employee director) of the Company or of any Subsidiary or Affiliate.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q) “Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(r) “Fair Market Value” of a share of Common Stock as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded on such date or, if no sale price was reported on such date, on the last day preceding such date on which a sale was reported, or (2) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

(s) “Freestanding SAR” means an SAR that is granted independently of any Options, as described Section 11 hereof.

(t) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(u) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(v) “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(w) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(x) “Other Award” means an Award granted pursuant to Section 13 hereof.

(y) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, Stock Bonus or Other Awards. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(z) “Performance Goal” shall mean one or more of the following business criteria applied to a Participant and/or a business unit or the Company and/or a Subsidiary on an absolute or relative basis or in comparison to a peer group or other market measure: (1) Common Stock price; (2) return on fair market value of stockholder equity; (3) earnings per share of Common Stock; (4) net income (before or after taxes); (5) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA”, or “EBITDA”); (6) gross revenue; (7) return on assets; (8) market share; (9) cost reduction goals; (10) earnings from continuing operations, levels of expense, cost or liability; (11) membership goals; (12) total shareholder return; (13) return on investment; (14) return on capital; (15) membership satisfaction; (16) new product development; (17) new market penetration; (18) goals relating to acquisitions or divestitures; (19) economic value added; (20) operating cash flows; (21) operating margin; (22) expense management; and (23) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period, in each case, as applicable, as determined in accordance with generally accepted accounting principles.

(aa) “Person” shall have the meaning given in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(bb) “Prior Plans” means the Company’s 1994 Stock Plan, the Company’s 2000 Equity Incentive Plan, the Company’s 2003 Equity Incentive Plan and the Company’s 2005 Equity Incentive Plan.

(cc) “Restricted Stock Unit” means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

(dd) “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

(ee) “Shares” means shares of Common Stock and any successor security.

(ff) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.

(gg) “Stock Bonus” means the right to receive a Share granted pursuant to Section 10 or 13 hereof.

(hh) “Subsidiary” means any corporation (other than the Company), including any business entity that is classified as an association pursuant to Treasury Regulation section 301.7701-3 (and is thus a corporation under Treasury Regulation section 301.7701-2(b)(2)), in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(ii) “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Section 3.  Administration.

(a) The Plan shall be administered by the Administrator. Pursuant to the terms of the Plan, the Administrator shall have the discretionary power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, Stock Bonus or Other Awards are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, Stock Bonus or Other Awards granted hereunder;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

(b) To the extent expressly permitted by any Award Agreement, the Administrator may, without amendment to the Plan (i) subject to Section 3(g), in the event of a Change in Control or a Participant’s Disability, retirement or death, accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, or otherwise adjust any of the terms of such Option or SAR or waive or amend the operation of Plan provisions, and (ii) in the event of a Change in Control or a Participant’s Disability, retirement or death, accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any Restricted Stock, Restricted Stock Units, Stock Bonus or Other Awards or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 3(b) shall adversely affect any outstanding Award without the consent of the holder thereof.

(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d) The Committee in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Committee shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Award relates (or if less, 25% of such period of service), and once granted, the Committee may not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance based compensation within the meaning of section 162(m) of the Code, the Committee shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

(e) Subject to section 162(m) of the Code and except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees of the Company or any Affiliate.

(f) Notwithstanding any other provision of the Plan (but except as otherwise provided in this Section 3(f)) and subject to Section 3(g), Awards other than Options and SARs shall vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) in the event of a Change in Control or, in respect of such an Award to any Participant, in the event of the Participant’s death, Disability, or retirement, no such minimum vesting period shall be required, and (ii) to the extent vesting in such an Award is conditioned upon the achievement of one or more performance goals, the Award shall vest over a minimum period of one year (rather than over a minimum period of three years). For purposes of this Section 3(f), vesting over a three-year period or one-year period (as the case may be) shall include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

(g) Up to an aggregate of 10% of the maximum number of Shares that may be issued under the Plan may be made subject to such Awards that, (i) in the case of Options, have been accelerated other than in the event of a Change in Control or a Participant’s Disability, retirement or death, and (ii) in the case of Awards subject to Section 3(f), without the minimum vesting requirements contained in Section 3(f).

Section 4.  Shares Reserved for Issuance Under the Plan.

(a) The total number of Shares reserved and available for issuance under the Plan shall be the sum of (I) 3,635,000 Shares, plus (II) the number of Shares available under the Prior Plans as of the Effective Date; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.46 Shares for each Share issued in settlement of any Award that is not an Option or a SAR. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares. All such Shares may be made subject to Incentive Stock Options. The grant of any Award that may be settled only in cash shall not reduce the number of Shares with respect to which Awards may be granted pursuant to the Plan, and, upon exercise of a SAR, the total number of Shares subject to the SAR shall reduce the number of Shares with respect to which Awards may be granted pursuant to the Plan.

(b) To the extent that (i) an Award expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, or (ii) any Shares subject to any Award are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan or the Prior Plans. Any Shares delivered to, or withheld by, the Company in payment of the exercise price of an Option, or in respect of taxes required to be withheld by the Company upon exercise or settlement of any Award or not issued upon settlement of a SAR, shall not become available again for purposes of the Plan.

(c) The aggregate number of Shares with respect to which Awards (including Awards payable in cash but denominated in Common Stock, e.g., cash-settled Restricted Stock Units or SARs) may be granted to any individual Participant during any calendar year shall not exceed 1,000,000.

Section 5.  Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of shares of stock reserved for issuance under the Plan, (ii) the kind, number and/or option price of shares of stock or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and/or purchase price of shares of stock or other property subject to outstanding awards of Restricted Stock, Restricted Stock Units and Other Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, to the extent expressly permitted by any Award Agreement, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced, in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.

Section 6.  Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, a Stock Bonus or Other Awards, provided that directors of the Company or any Subsidiary or Affiliate who are not also employees of the Company or of any or Subsidiary may not be granted Incentive Stock Options.

Section 7.  Options.

(a) General.  Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b) Exercise Price.  The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a “Ten Percent Owner”) of the total combined voting power of all classes of Common Stock).

(c) Option Term.  The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d) Exercisability.  Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the Award Agreement or after the time of grant, provided that no action under this Section 7(d) following the time of grant shall adversely affect any outstanding Option without the consent of the holder thereof. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e) Method of Exercise.  Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, and, except as otherwise authorized below and set forth in the Award Agreement, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee (and, if required by the Administrator, already owned by the Optionee for at least six months) on the date of surrender to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or (iii) any combination of the foregoing. The Administrator, in its sole discretion, may also permit an Option to be exercised by tendering an exercise notice in a form and manner acceptable to the Administrator, in which case the Optionee will receive a number of Shares with a Fair Market Value equal to the difference between the Exercise Price and the Fair Market Value of the Shares underlying the Option on the date of exercise in full settlement of the Option or portion thereof so exercised.

(f) Rights as Stockholder.  An Optionee shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 16 hereof.

(g) Nontransferability of Options.  The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to members of his or her Immediate Family, provided that no such transfer by any Participant may be made in exchange for consideration, or (ii) by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant.

(h) Termination of Employment or Service.  Except as otherwise provided in an Award Agreement, if a Participant’s employment or service with the Company or any Subsidiary or Affiliate terminates for any other reason than Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for a period of 90 days after such termination (one year in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination. In the event of the termination of an Optionee’s employment for Cause, all outstanding Options granted to such Participant shall expire on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(i) Limitation on Incentive Stock Options.  To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8.  Restricted Stock.

(a) General.  Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(b) Purchase Price.  The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c) Awards and Certificates.  The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a Share (in either book-entry or certificated form) in respect of each such share of Restricted Stock, which Share shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that any stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d) Nontransferability.  Subject to Section 3(f), any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution, provided that the Administrator may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part in the case of a Change in Control or a Participant’s Disability, retirement or death. The Administrator may also impose such other restrictions and conditions, including the achievement of Performance Goals, on Restricted Stock as it deems appropriate. In no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 16 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

(e) Rights as a Stockholder.  Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock, provided that the Administrator, in its sole discretion, may instead provide for the crediting of unrestricted Shares in book-entry form.

(f) Termination of Employment.  The rights of Participants granted an Award of Restricted Stock upon termination of employment or service with the Company or any Subsidiary or Affiliate for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Award.

Section 9.  Restricted Stock Units.

(a) Vesting.  Subject to Section 3(f), at the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement. The Committee may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

(b) Benefit Upon Vesting.  Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or Common Stock (in either certificated or book-entry form) with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Share of Common Stock on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Share of Common Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests.

(c) Termination of Employment.  The rights of Participants granted a Restricted Stock Unit upon termination of employment or service with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

Section 10.  Stock Bonus Awards.

Subject to Section 3(f), in the event that the Committee grants a Stock Bonus, a Share for each share of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made (in either book-entry or certificated form) as soon as practicable (but in any event within 30 days) after the date on which such Stock Bonus is payable.

Section 11.  Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. The provisions of the awards of SARs need not be the same with respect to each Participant.

(b) Grant Price.  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

(c) Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d) Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

(e) SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

(f) Term of SARs.  The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

(g) Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section 12.  Effect of Change in Control.

Except as otherwise provided in an Award Agreement, all outstanding Shares of Restricted Stock and Restricted Stock Units granted to a Participant which have not theretofore vested shall immediately vest and all restrictions on such Shares and Units shall immediately lapse, and each Option and Stock Appreciation Right granted to a Participant and outstanding at such time shall become fully and immediately exercisable, if (i) there is a Change in Control and (ii) the Participant’s employment with or service as a director of the Company or any Subsidiary or Affiliate is terminated by such entity for any reason other than for Cause within two years following the Change in Control, or the Participant terminates employment with (or other service to) the Company or any Subsidiary or Affiliate within 2 years following the Change in Control and after there is a material adverse change in the nature or status of the Participant’s duties or responsibilities from those in effect immediately prior to the Change in Control.

Section 13.  Other Awards.

Subject to Section 3(f), other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

Section 14.  Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would (i) require such approval in order to satisfy the requirements of section 162(m) of the Code, section 422 of the Code, stock exchange rules or other applicable law; (ii) increase benefits under the Plan to Participants (provided that stockholder approval shall not be required for increase that are not material and do not require such approval under applicable law or stock exchange rules); (iii) increase the number of Shares authorized under the Plan; or (iv) modify the requirements for participation in the Plan. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding any provision in the Plan to the contrary, except for a Change in Capitalization, without the prior approval of the Company’s stockholders, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel or surrender outstanding Stock Options or SARs in exchange for cash, other Awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs. Neither the Plan nor any outstanding Award Agreement shall be amended in any way that could cause an outstanding Award that is not subject to the tax described in section 409A(a)(1)(A)(i) of the Code to be subject to such tax.

Section 15.  Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16.  Withholding Taxes.

(a) Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, (i) the Company may (A) require the Participant to remit to the Company in cash an amount sufficient to satisfy all or any part of any federal, state and local tax withholding requirements related thereto or (B) withhold from delivery Shares with a fair market value (on the date as of which the amount of tax to be withheld is determined) equal to not more than the minimum amount of tax required to be withheld, and (ii) with the approval of the Administrator, a Participant may satisfy all or any part of any such federal, state and local tax withholding requirements by delivering Shares already owned by the Participant for at least six months that have a fair market value (on the date as of which the amount of tax to be withheld is determined) equal to not more than the minimum amount of tax required to be withheld. Any combination of the foregoing methods may be used in the discretion of the Administrator, provided that any fractional share amounts shall be settled by the Participant in cash.

(b) If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

Section 17.  General Provisions.

(a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.

(b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any of its Eligible Recipients at any time.

(d) No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(e) If (x) the Participant breaches any non-compete or confidentiality covenant set out in any Award Agreement or (y) the Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Administrator has determined in its sole discretion that the Participant had knowledge of or should have known of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company or personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur, the Participant (i) shall forfeit the right to receive any future Awards under the Plan, and (ii) the Company may demand repayment in respect of any Awards already received by a Participant, including without limitation repayment due to making retroactive adjustments to any Awards or cash payments already received by the Participant under the Plan where such Award or cash payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement of those results. The Participant shall be required to provide repayment within ten (10) days following such demand.

(f) Notwithstanding any provision of the Plan, to the extent that any Award would be subject to section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in section 409A of the Code. To the extent the Committee determines that the Plan or any Award is subject to section 409A of the Code and fails to comply with the requirements of section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or any Award Agreement, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award, without the consent of the Participant, to cause the Award to either not be subject to section 409A of the Code or to comply with the applicable provisions of section 409A of the Code. In addition, (i) for each Award subject to section 409A of the Code, a termination of employment or service with the Company, the Subsidiaries and the Affiliates shall be deemed to have occurred under the Plan with respect to such Award on the first day on which the Participant has experienced a “separation from service” within the meaning of section 409A of the Code, and (ii) to the extent necessary to avoid the imposition of an additional tax under section 409A of the Code, payments under the Plan shall be delayed (in the case of a “specified employee” within the meaning of section 409A of the Code) until six months after such separation from service.

(g) If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

(h) The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

Section 18.  Effective Date of Plan.

The Plan was adopted by the Board of Directors on March 18, 2009, and is subject to the approval of the Company’s stockholders at its 2009 annual meeting of stockholders (such date of approval being referred to as the “Effective Date”).

Section 19.  Term of Plan.

No Award shall be granted pursuant to the Plan on or after March 18, 2019, but Awards theretofore granted may extend beyond that date.

AMERIGROUP CORPORATION 4425 CORPORATION LANE VIRGINIA BEACH, VA 23462
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMERIGROUP Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AMRGC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERIGROUP CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES:		☐	☐	☐
1.	ELECTION OF DIRECTORS - Nominees for term expiring at the 2012 annual meeting. Nominees:

01) Thomas E. Capps 02) Emerson U. Fullwood 03) William J. McBride

Vote On Proposals
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 AND 3.		For	Against	Abstain

2.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

3.	APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2008 Annual Report are available at www.proxyvote.com.

AMRGC2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 7, 2009
The stockholder(s) hereby appoint(s) James W. Truess and Stanley F. Baldwin, Esq., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of AMERIGROUP Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am Eastern Time on May 7, 2009 at the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, VA 23464, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE